===============================================================================
    As filed with the Securities and Exchange Commission on October 3, 1997
                                                      Registration No. 333-33201
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                          Pre-Effective Amendment No. 1
                                       to

                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                      FLEMINGTON PHARMACEUTICAL CORPORATION
                 (Name of Small Business Issuer in its charter)

            New Jersey                         2834                              22-2407152
(State or other jurisdiction       (Primary Standard industrial        (IRS Employer Identification No.)
     of incorporation)                classification number)

                                 43 Emery Avenue
                          Flemington, New Jersey 08822
                                 (908) 782-3431
   (Address and telephone number of registrant's principal executive offices)

                     Harry A. Dugger, III, Ph.D., President
                      Flemington Pharmaceutical Corporation
                                 43 Emery Avenue
                          Flemington, New Jersey 08822
                                 (908) 782-3431
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

                                * * * * * * * * *

                                   Copies to:
GERARD S. DiFIORE, ESQ.                            STEVEN F. WASSERMAN, ESQ.
Reed Smith Shaw & McClay LLP                       Bernstein & Wasserman, LLP
One Riverfront Plaza                               950 Third Avenue
Newark, New Jersey  07102                          New York, New York  10022
(201) 622-1600                                     (212) 826-0730
(201) 622-4747 (fax)                               (212) 371-4730 (fax)

         Approximate date of sale to public: As soon as practicable after the Registration Statement becomes effective.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         If any of the Units being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such indeterminate number of additional securities, if any, which may become issuable by virtue of the anti-dilution provisions of the Warrants and the Unit Purchase Option.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                         CALCULATION OF REGISTRATION FEE


-----------------------------------------------------------------------------------------------------------------------------------

                                                                       Proposed
Title of Each                                                          Maximum           Proposed Maximum      Amount of
Class of Securities                             Amount to be           Offering Price    Aggregate             Registration
to be Registered                                Registered             Per Unit (1)      Offering Price(1)     Fee
------------------------------------------------------------------------------------------------------------------------------------

Units, each consisting of two shares of
Common Stock,
par value $.01 per share and two                   718,750(2)             $8.00           $5,750,000.00            $1,742.42
Redeemable Class A Warrants
to purchase Common Stock(1)
-----------------------------------------------------------------------------------------------------------------------------

Common Stock, par value
$.01 per share, underlying
the Class A Warrants(3)                          1,437,500                $4.40           $6,325,000.00            $1,916.67
-----------------------------------------------------------------------------------------------------------------------------

Underwriter's Unit Purchase
Option (4)                                          62,500              $  .001          $        62.00        $         .02

-----------------------------------------------------------------------------------------------------------------------------
Units consisting of two shares of Common Stock
 and two Class A Warrants  underlying the
 Underwriter's Unit Purchase Option (5)             62,500                $9.60                 $600.00           $   181.82
-----------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01
per share, underlying the Class A
Warrants included in the Underwriter's Unit
Purchase Option (6)                                125,000                $4.40             $550,000.00           $   166.67
-----------------------------------------------------------------------------------------------------------------------------

         Total..............................                                                                       $4,007.60
-----------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.
(2)  Includes 93,750 Units included in the Underwriter's over-allotment option.
(3)  Issuable upon exercise of the Class A Warrants.
(4)  Issuable to the Underwriter.
(5)  Issuable upon exercise of the Unit Purchase Option.
(6) Issuable upon exercise of the Class A Warrants included in the Unit Purchase Option.

                      FLEMINGTON PHARMACEUTICAL CORPORATION


                              CROSS-REFERENCE SHEET

           Showing Location in Prospectus of Part I Items of Form SB-2

      Item Number and Heading
      In Form SB-2 Registration Statement                        Location in Prospectus
      -----------------------------------                        ----------------------

1      Front of Registration Statement and Outside Front Cover
       of Prospectus............................................  Front of Registration Statement; Outside Front Cover Page
                                                                  of Prospectus

2      Inside Front and Outside Back Cover Pages of Prospectus..  Inside Front and Outside Back Cover Pages of Prospectus


3      Summary Information and Risk Factors.....................  Prospectus Summary; Risk Factors

4      Use of Proceeds..........................................  Prospectus Summary; Use of Proceeds; Management's
                                                                  Discussion and Analysis of Financial Condition and Results
                                                                  of Operations

5      Determination of Offering Price..........................  Outside Front Cover Page of Prospectus; Risk Factors;
                                                                  Underwriting

6      Dilution.................................................  Risk Factors; Dilution

7      Selling Security Holders.................................  Not Applicable

8      Plan of Distribution.....................................  Outside Front Cover Page of Prospectus; Prospectus Summary;
                                                                  Underwriting

9      Legal Proceedings........................................  Business

10     Directors, Executive Officers, Promoters and Control
       Persons..................................................  Management; Certain Transactions

11     Security Ownership of Certain Beneficial Owners and
       Management...............................................  Principal Stockholders

12     Description of Units.....................................  Description of Units

13     Interest of Named Experts and Counsel....................  Legal Matters; Experts

14     Disclosure of Commission Position on Indemnification for
       Securities Act Liabilities...............................  Not Applicable

15     Organization Within Last Five Years......................  Not Applicable

16     Description of Business..................................  Prospectus Summary; Risk Factors; Business

17     Management's Discussion and Analysis or Plan of
       Operation................................................  Management's Discussion and Analysis of Financial Condition
                                                                  and Results of Operations

18     Description of Property..................................  Business

19     Certain Relationships and Related Transactions...........  Certain Transactions; Management

20     Market for Common Equity and Related Stockholder
       Matters..................................................  Outside Front Cover Page of Prospectus; Prospectus Summary;
                                                                  Dividend Policy; Description of Units; Shares Eligible for
                                                                  Future Sale

21     Executive Compensation...................................  Management

22     Financial Statements.....................................  Financial Statements

23     Changes in and Disagreements with Accountants on
       Accounting and Financial Disclosure......................  Not Applicable

SUBJECT TO COMPLETION; DATED October 3, 1997
PROSPECTUS                                                               [LOGO]

                      FLEMINGTON PHARMACEUTICAL CORPORATION
        625,000 Units Consisting of 1,250,000 Shares of Common Stock and
                      1,250,000 Redeemable Class A Warrants

FLEMINGTON PHARMACEUTICAL CORPORATION, a New Jersey corporation (the "Company") hereby offers 625,000 units (the "Units"), each Unit consisting of two shares of common stock, par value $.01 per share (the "Common Stock"), and two redeemable Class A Common Stock Purchase Warrants (the "Class A Warrants"). Each Class A Warrant entitles the holder to purchase one share of Common Stock at any time during the period commencing one year from the date of this Prospectus and ending on the fifth anniversary of the date of this Prospectus at an exercise price of $4.40 per share, subject to adjustment. The Common Stock and the Class A Warrants comprising the Units will be separately transferable immediately upon issuance. The Company may redeem the Class A Warrants commencing ___, 1998 (18 months from the date of this Prospectus) or earlier with the consent of Monroe Parker Securities, Inc. (the "Underwriter"), at a price of $.10 per Warrant, on not less than 30 days prior written notice if the last sale price of the Common Stock has been at least 200% of the current Warrant exercise price, subject to adjustment, for at least twenty consecutive trading days ending within three days prior to the date on which notice of redemption is given. See "DESCRIPTION OF SECURITIES - Warrants."
                                             (cover continued on following page)

    THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY INVESTORS WHO CAN AFFORD
       TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" ON
                     PAGE [__] AND "DILUTION ON PAGE [___]."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                 ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

======================================================================================================
                                                                   Underwriting
                                                 Price to          Discounts and           Proceeds
                                                  Public           Commissions(1)        to Company(2)
-------------------------------------------------------------------------------------------------------
Per Unit.................................       $     8.00         $    .80                $     7.20
-------------------------------------------------------------------------------------------------------
Total (3)................................       $5,000,000         $500,000                $4,500,000
======================================================================================================


                 ----------------------------------------------
                         MONROE PARKER SECURITIES, INC.
                 ----------------------------------------------

(1) Excludes additional compensation to be received by the Underwriter in the form of: (i) a 3% non-accountable expense allowance of $150,000 ($172,500 if the Overallotment Option (as defined in note (3) below) is exercised in full); (ii) an option (the "Underwriter's Option") to purchase 62,500 Units, exercisable over a period of four years commencing one year from the date of this Prospectus at an exercise price equal to 120% of the public offering price of the Units being offered hereby; and (iii) a two-year financial consulting agreement providing for aggregate payments to the Underwriter of $100,000. The Company has agreed under certain circumstances to pay the Underwriter a Warrant solicitation fee of 5% of the exercise price received for each Warrant exercise. In addition, the Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. See "UNDERWRITING."

(2) Before deducting expenses of the offering payable by the Company, including the Underwriter's non-accountable expense allowance, estimated to total $400,000 ($422,500 if the Over Allotment option is exercised in full).

(3) The Company has granted the Underwriter an option, exercisable within 45 days after the date of this Prospectus, to purchase up to an additional 93,750 Units (the "Overallotment Option") on the same terms and conditions as set forth above solely for the purpose of covering overallotments, if any. If the Overallotment Option is exercised in full, the total price to public, underwriting discounts and commissions and proceeds to Company will be $5,750,000, $575,000 and $5,175,000, respectively, (exclusive of other expenses payable by the Company of $250,000 and the Underwriter's non-accountable expenses allowance of $172,500). See "UNDERWRITING."

                 The date of this Prospectus is October __, 1997

(cover continued)


         Prior to this offering, there has been no public market for the Units, Common Stock or Warrants. The offering price of the Units and the exercise price and the terms of the Warrants have been determined by negotiations between the Company and the Underwriter, and are not necessarily related to net asset value, projected earnings or other established criteria of value. The Company has been approved for listing of the Units, Common Stock and Warrants on the Boston Stock Exchange ("BSE") under the symbols " ," " "and " ," respectively and for quotation on the Nasdaq SmallCap Stock Market under the symbols" ," " ," " ," and " ," respectively. There can be no assurance that an active trading market in the Company's securities will develop after the completion of this offering, or be sustained. See "Underwriting."


         The Units are being offered on a "firm commitment" basis by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter, and subject to the Underwriter's right to reject orders in whole or in part, and to the approval of certain legal matters by counsel and certain other conditions. It is expected that delivery of certificates representing the Common Stock and Warrants will be made against payment therefor
on or about         , 1997.


         The Company intends to furnish its stockholders with annual reports containing financial statements audited and reported upon by its independent public accountants after the end of each fiscal year, commencing with its fiscal year ending July 31, 1998 and will make available such other periodic reports as the company may deem to be appropriate or as may be required by law. The Company has registered the Units, the Common Stock and the Warrants under the Securities Exchange Act of 1934 (the "Exchange Act") and, commencing on the date of this Prospectus, will be subject to the reporting requirements of the Exchange Act and will file all required information with the Securities and Exchange Commission (the "Commission").

                         ------------------------------

         CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE COMPANY'S SECURITIES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS AND THE IMPOSITION OF PENALTY BIDS.

         ALTHOUGH IT HAS NO OBLIGATION TO DO SO, THE UNDERWRITER MAY FROM TIME TO TIME ACT AS A MARKET MAKER AND OTHERWISE EFFECT TRANSACTIONS IN THE COMPANY'S SECURITIES. THE UNDERWRITER, IF IT PARTICIPATES IN THE MARKET, MAY BECOME A DOMINATING INFLUENCE IN THE MARKET FOR THE SECURITIES, HOWEVER, THERE CAN BE NO ASSURANCE THAT THE UNDERWRITER WILL OR WILL NOT CONTINUE TO BE A DOMINATING INFLUENCE. THE PRICES AND LIQUIDITY OF THE SECURITIES OFFERED HEREUNDER MAY BE SIGNIFICANTLY AFFECTED BY THE DEGREE OF THE UNDERWRITER'S PARTICIPATION IN SUCH MARKET. THE UNDERWRITER MAY DISCONTINUE SUCH ACTIVITIES AT ANY TIME OR FROM TIME TO TIME.

                         Comparison of Delivery Systems
                          Flemington's Delivery System
              Conventional Oral Tablet or Capsule Delivery System



LINGUAL SPRAY OR               FORMULATION
  BITE CAPSULE              TABLET OR CAPSULE           +      GLASS OF WATER

                                 STOMACH
                           FORMULATION + WATER

                                                                 DISSOLUTION

                                 STOMACH
                            SOLUTION OF DRUG

                              PORTAL BLOOD

               1ST PASS                        1ST PASS
  EXCRETION                       LIVER                          METABOLITES

                          SYSTEMIC CIRCULATION

                                 RECEPTOR

                           THERAPEUTIC EFFECTS
                                    or
                             ADVERSE EFFECTS

         Diagram comparing conventional oral dosage formulations with the Company's lingual spray and bite capsule formulations which bypass the gastro-intestinal tract and avoid metabolism by the liver, rapidly delivering the theraputic agent directly into systemic circulation. The Company believes that bypassing the digestive system increases the amount of active ingredient reaching systemic circulation, thereby creating a quicker therapeutic effect with less side effects than traditional delivery systems.

                               PROSPECTUS SUMMARY


         The following summary is qualified in its entirety by the more detailed information and financial statements (including the notes thereto) appearing elsewhere herein. Unless otherwise indicated, the information in this Prospectus does not give effect to the exercise of (i) the Class A Warrants; (ii) the Underwriter's Options; (iii) outstanding warrants; or (iv) options granted or available for grant under the Company's 1992 Stock Option Plan and 1997 Stock Option Plan (collectively the "Stock Option Plans") but does give effect to the conversion of the Bridge Notes (as defined herein) into Common Stock concurrent with the closing of this offering. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under "Risk Factors."


                                   The Company

         Flemington Pharmaceutical Corporation, a New Jersey corporation (the "Company"), is engaged in the development of novel application drug delivery systems for presently marketed prescription and over-the-counter ("OTC") drugs. The Company's patent-pending delivery systems are lingual sprays and soft gelatin bite capsules, enabling drug absorption through the oral mucosa, and more rapid absorption into the bloodstream than presently available oral delivery systems. The Company's proprietary oral dosage delivery systems enhance and greatly accelerate the onset of the therapeutic benefits which the drugs are intended to produce. The Company refers to its delivery systems as Immediate-Immediate Release (I2RTM) because its delivery systems are designed to provide therapeutic benefits within minutes of administration. The Company's development efforts for its novel drug delivery systems are concentrated on drugs which are already available and proven in the marketplace. In addition to increased bioavailability by avoiding metabolism by the liver before entry into the bloodstream, the Company believes that its proprietary delivery systems offer the following significant advantages: (i) improved drug safety profile by reducing the required dosage, including possible reduction of side-effects; (ii) improved dosage reliability; (iii) allowing medication to be taken without water; and (iv) improved patient convenience and compliance.

         The Company has initially identified approximately 50 presently marketed drugs that meet the Company's criteria for its drug delivery systems. The Company will concentrate its product development activities on those pharmaceuticals with significant prescription or OTC sales. The Company believes that applying a novel application delivery system to existing drugs involves less cost, time and risk than developing and commercializing a new chemical entity. The Company believes that there is significant opportunity to combine its delivery systems with existing pharmaceuticals to expand the market for an existing drug, differentiate a product from a generic or brand name competition, and possibly create new markets.

        In light of the material expense and delays associated with independently developing and obtaining approval of pharmaceutical products, the Company will only continue to develop such products through collaborative arrangements with major pharmaceutical companies, which will fund that development. To date, the Company has signed two such development agreements with major pharmaceutical companies.

         Since its inception in 1982, the Company has been a consultant to the pharmaceutical industry, focusing on product development activities of various European pharmaceutical companies, and since 1992 has used its consulting revenues to fund its own product development activities. The Company's recent focus on developing its own products evolved naturally out of its consulting experience for other pharmaceutical companies. Substantially all of the Company's revenues have been derived from its consulting activities. The Company's business address is 43 Emery Avenue, Flemington, New Jersey 08822, and its telephone number is (908) 782-3431.


                                  The Offering



Securities Offered:                     625,000 Units, each Unit consisting of
                                        two shares of Common Stock and two
                                        Redeemable Class A Common Stock Purchase
                                        Warrants (the "Warrants"). The Common
                                        Stock and Warrants comprising the Units
                                        will be separately transferable
                                        immediately upon issuance. See
                                        "Description of Securities."

Description of Warrants:


Exercise of Warrants..................  Subject to redemption by the Company the
                                        Warrants may be exercised at any time
                                        during the four-year period commencing
                                        one year from the date of this
                                        Prospectus at an exercise price of $4.40 per share, subject to adjustment.

Redemption  of  Warrants..............  The Warrants are redeemable by the
                                        Company commencing 18 months from the
                                        date of the Prospectus, or earlier with
                                        the consent of the Underwriter, at $.10
                                        per Warrant, on not less than 30 days'
                                        prior written notice, provided that the
                                        last sale price of the Common Stock is
                                        at least 200% of the current Warrant
                                        exercise price, subject to adjustment,
                                        for at least 20 consecutive trading days ending within three days prior to the date on which notice of redemption is given. See "Description of Securities."

Common Stock Outstanding:


   Prior to this Offering............................  2,597,390 shares(1)(2)
   After this Offering...............................  4,447,390 shares(1)(2)


Boston Stock Exchange Symbols (2):

       Units.........................................
       Common Stock..................................
       Warrants......................................

Nasdaq Small Cap Stock Market Symbols (2):

       Units.........................................
       Common Stock..................................
       Warrants......................................


(1) Unless otherwise indicated, all information in this Prospectus assumes that: (i) no Warrants are exercised; (ii) the Underwriter's Options are not exercised; (iii) no options under the Company's Stock Option Plans are exercised; (iv) none of the Company's 100,000 outstanding warrants and 600,000 non Plan options are exercised; and (v) the $300,000 in convertible notes issued by the Company to Harry Dugger and John Moroney (the "Bridge Notes" or "Bridge Financing") have been converted into 600,000 shares of Common Stock concurrent with the consummation of this offering. See "CAPITALIZATION", "DESCRIPTION OF SECURITIES" and "UNDERWRITING."

(2) Notwithstanding listings on the Boston Stock Exchange and the Nasdaq SmallCap Stock Market there can be no assurance that a trading market will develop for the Units, Common Stock or the Warrants, or if any such market develops, that it will be sustained. See "RISK FACTORS."


Estimated Net Proceeds....... Approximately $4,100,000 ($4,752,500 if the
                              Overallotment option is exercised in full) after deducting underwriting discounts and commissions of $500,000, and the non-accountable expense allowance of $150,000 ($575,000 and $172,500, respectively, if the Overallotment Option is exercised in full) and other offering expenses of approximately $250,000, regardless of the number of Units sold.


Use of Proceeds.............. Research, clinical studies and stability testing, product development, marketing and sales expenses and general corporate purposes.

Risk Factors................. An investment in the Units involves a high degree of risk and immediate substantial dilution.
                              Prospective investors should review and consider carefully the factors described under "RISK FACTORS" and "DILUTION." The report of the Company's auditors dated September 10, 1997 concerning the Company's financial statements for the two years ended July 31, 1997 contains an explanatory paragraph expressing substantial doubt with respect to the Company's ability to continue as a going concern without obtaining additional financing such as that contemplated by this offering.

                             SUMMARY FINANCIAL DATA

                                                      Year Ended July 31
                                                 -----------------------------
Summary Operating Data                                  1997           1996
                                                    ----------      ----------
Operating Revenues                                  $915,000       $1,402,000
Consulting Fees (non-recurring)                           --        2,070,000
Interest Income                                       18,000           31,000
                                                    --------       ----------
Total Revenues                                      $933,000       $3,503,000

Expenses:
  Operating Expenses                                 735,000          819,000
  Product Development                                171,000          172,000
  Selling, general and                               437,000          410,000
  administrative expenses
  Interest Expense                                     1,000            2,000
  Consulting Fee Expenses                                 --        1,606,000
   (non-recurring)                                  --------       ----------
Total Expenses                                     1,344,000        3,009,000

Net Income (Loss)                               $  (411,000)      $   494,000
Per Common Share
  Net Income (Loss)                                    (.10)              .12
  Pro forma Net Income (Loss)                          (.14)              .04


                                                         At July 31, 1997
Balance Sheet Data                                 Actual       As Adjusted(1)
------------------                                ---------     ---------------
Working Capital (Deficit)                          $(39,000)      $ 4,438,000
Long-Term Convertible Debt                         $300,000                 0
Total Assets                                        575,000         4,675,000
Total Liabilities                                   812,000           512,000
Shareholders' equity (Deficit)                     (237,000)        4,163,000

(1) As adjusted to give effect to the conversion of the $300,000 Bridge Notes into 600,000 shares of Common Stock and receipt of the net proceeds of the offering contemplated herein of $4,100,000 ($5,000,000 proceeds less discount and commissions, 3% non accountable allowance and other offering expenses of $500,000, $150,000 and $250,000, respectively), but does not give effect to the possible exercise of:(i) the Underwriter's Options; (ii) the Class A Warrants; (iii) any options issued or issuable under the Company's Stock Option Plans; and (iv) other outstanding warrants. See "CAPITALIZATION" and "CERTAIN TRANSACTIONS."

                                  RISK FACTORS

         The securities offered hereby are speculative and involve a high degree of risk. In analyzing this offering, prospective investors should give careful consideration to the following risk factors, in addition to the other information set forth elsewhere in this Prospectus.

         Accumulated Deficit and Operating Losses; Anticipated Continuing Losses; Limited Working Capital; Going Concern Qualification in Auditor's Report. The Company had an accumulated deficit at July 31, 1997 of $1,160,000 and a working capital deficit of $39,000. The Company incurred operating losses in three of the last five fiscal years ended July 31 including a net loss of $411,000 for the year ended July 31, 1997. Because the Company has changed its business focus from pharmaceutical consulting to product development, the Company anticipates that it will incur substantial operating expenses in connection with continued development, testing and approval of its proposed products, and expects these expenses will result in continuing and, perhaps, significant operating losses until such time, if ever, that the Company is able to achieve adequate product sales levels. Additionally, the Company's financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the ordinary course of business. The report of the Company's auditors dated September 10, 1997 concerning the Company's financial statements for the two years ended July 31, 1997 contains an explanatory paragraph expressing substantial doubt with respect to the Company's ability to continue as a going concern without obtaining additional financing such as that contemplated by this offering. The financial statements do not reflect adjustments to amounts and classification of recorded assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. See Note 2 to the Financial Statements and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

         Dependence on Principal Clients. To date, substantially all of the Company's revenues have been derived from consulting services rendered to a limited number of clients, the loss of certain of which would have an adverse effect on the Company. For the year ended July 31, 1997, consulting activities relating to the Company's two largest clients, with which the Company has written agreements, accounted for approximately 24% and 23%, respectively, of the Company's revenues. The project for the Company's largest client in the year ended July 31, 1996 was completed in that year and the Company does not expect to perform any additional services for that client in the immediate future. There can be no assurance that the Company's clients will continue to seek consulting services from the Company. See "BUSINESS - Customer Dependence."

         Evolving Nature of Business; Entry into Product Based Business. Although the Company has received revenue from its own product development activities, these revenues are insignificant as compared to the Company's revenues from product development consultation work done for its clients. The nature of the Company's revenue received from its own product development consists of payments by major pharmaceutical companies for research and bioavailability studies, pilot clinical trials, and similar milestone-related payments. The Company expects to continue its consulting activities, although to a lesser extent. The future growth and profitability of the Company will, however, be dependent principally upon the Company's ability to successfully complete the development of, obtain regulatory approvals for, and license out or market, its own proposed products. Accordingly, the Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered in connection with the establishment of a new business in a highly competitive industry, characterized by frequent new product introductions. The Company anticipates that it will incur substantial operating expenses in connection with the development, testing and approval of its proposed products and expects these expenses to result in continuing and, perhaps, significant operating losses until such time, if ever, that the Company is able to achieve adequate levels of sales or license revenues. There can be no assurance that the Company will be able significantly to increase revenues or achieve profitable operations.


         Significant Capital Requirements; Dependence on Offering Proceeds for Product Development and Commercialization. The Company has an immediate need for the proceeds of this offering or other financing to fund planned expenditures in connection with the research, development, testing and approval of its proposed products. In the event the Company's cash flow from operations is insufficient to meet current expenditures, proceeds of the offering will also be used for general working capital purposes, including the payment of general overhead expenses. These expenditures are expected to be significant. The Company anticipates, based on its current proposed plans and assumptions relating to its operations (including the timetable of, and costs associated with, new product development), that the proceeds of this offering together with projected cash flow from operations will be sufficient to satisfy its contemplated cash requirements for approximately 24 months following the consummation of this offering. If the Company's plans change, its assumptions change or prove to be inaccurate, or if the proceeds of this offering and/or projected cash flow prove to be insufficient to fund operations, due to unanticipated expenses, technical problems or difficulties or otherwise, the Company could be required to seek additional financing sooner than currently anticipated. The Company has no current arrangements with respect to, or sources of, additional financing, and there can be no assurance that additional financing will be available to the Company on acceptable terms, if at all. In view of the Company's very limited resources, its anticipated expenses and the competitive environment in which the Company operates, any inability to obtain additional financing could severely limit the Company's ability to complete development and commercialization of its proposed products. See "USE OF PROCEEDS" and "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS."

         No Commercially Available Products. The Company's principal efforts are the development of, and obtaining regulatory approvals for, its proposed products. The Company anticipates that marketing activities for its products, whether by the Company or one or more licensees will not begin until 1998 at the earliest. Accordingly, it is not anticipated that the Company will generate any revenues from royalties or sales of products until regulatory approvals are obtained and marketing activities begin. There can be no assurance that any of the Company's proposed products will prove to be commercially viable, or if viable, that they will reach the marketplace on the timetables desired by the Company. The failure or the delay of these products to achieve commercial viability would have a material adverse effect on the Company. See "BUSINESS - Proposed Products" and " - Government Regulation."

         Product Development and Acceptance Risks. The development of the Company's proposed products has not been completed and the Company will be required to devote considerable effort and expenditures to complete such development. Satisfactory completion of development, testing, government approval and sufficient production levels of such products must be obtained before the proposed products will become available for commercial sale. The Company does not anticipate generating material revenue from product sales until perhaps 1998 or thereafter. Other potential products remain in the conceptual or very early development stage and remain subject to all the risks inherent in the development of pharmaceutical products, including unanticipated development problems, and possible lack of funds to undertake or continue development. These factors could result in abandonment or substantial change in the development of a specific formulated product. There can be no assurance that any of the Company's proposed products will be successfully developed, be developed on a timely basis or be commercially accepted once developed. The inability to successfully complete development, or a determination by the Company, for financial or other reasons, not to undertake to complete development of any product, particularly in instances in which the Company has made significant capital expenditures, could have a material adverse effect on the Company. See "BUSINESS - Proposed Products."

         Lack of Direct Consumer Marketing Experience; Dependence on Joint Marketing Arrangements. The Company has no experience in marketing or distribution at the consumer level of its proposed products. Moreover, the Company does not have the financial or other resources to undertake extensive marketing and advertising activities. Accordingly, the Company intends generally to rely on marketing arrangements, including possible joint ventures or license or distribution arrangements with third parties. The Company has not entered into any significant agreements or arrangements with respect to the marketing of its proposed products, and there can be no assurance that it will do so in the future or that any such products can be successfully marketed. The Company's strategy to rely on third party marketing arrangements could adversely affect its profit margins. See "BUSINESS - Marketing and Distribution."

         Dependence on Contract Manufacturing. The Company has agreements with respect to the manufacture of its initially proposed products with its European contract manufacturers. Under these agreements the Company is responsible to obtain required regulatory approvals, begin commercialization within three months after FDA marketing approval, pay royalties under certain circumstances, and satisfy certain minimum purchase requirements. Additionally, these agreements provide for negotiation and annual re-negotiation of terms relating to per item cost. There can be no assurance that such terms can be negotiated on terms satisfactory to the Company or that failure to negotiate such terms will not result in the termination of any such agreement. The failure of the Company to satisfy its obligations under any of these agreements could result in modification or termination of such agreement. There can be no assurance that the Company will have the ability to satisfy all of its obligations under these agreements, and failure to do so could require the Company to obtain alternative manufacturing arrangements, which could have an material adverse effect on the Company. The Company's dependence upon third parties for the manufacture of its products could have an adverse effect on the Company's profit margins and its ability to deliver its products on a timely and competitive basis. See "BUSINESS
- Joint Development Agreements."


         Compliance with Good Manufacturing Practices. The Company currently intends to rely on third-party arrangements for the manufacture of its proposed products. The manufacture of the Company's pharmaceutical products will be subject to current Good Manufacturing Practices ("cGMP") prescribed by the FDA, pre-approval inspections by the FDA or foreign authorities, or both, before commercial manufacture of any such products and periodic cGMP compliance inspections thereafter by the FDA. There can be no assurance that the Company's European manufacturers will be able to comply with cGMP or satisfy pre- or post-approval inspections in connection with the manufacture of the Company's proposed products. The Company's gelatin capsule manufacturer SCA-Lohnherstellungs AG ("Swisscaps") successfully completed an FDA pre-approval inspection in connection with the approval of the Company's Abbreviated New Drug Application ("ANDA") for Nifedipine. The Company's other manufacturer, Rapid Spray GmbH & Co, KG. ("Rapid Spray") has not yet been inspected by the FDA. Failure or delay by any such manufacturer to comply with cGMP or satisfy pre- or post-approval inspections would have a material adverse effect on the Company. See "BUSINESS - Manufacturing."

         Foreign Manufacturing and Related Risks. The Company anticipates that its initially proposed products will be manufactured by its European manufacturers at facilities in Germany and Switzerland. The Company intends to import completed manufactured products into the United States. In addition, the raw materials necessary for the manufacture of the Company's products will, in all likelihood, be purchased by the Company from suppliers in the United States or Europe and delivered to its manufacturers' facilities by such suppliers. Accordingly, the Company and its manufacturers may be subject to various import duties applicable to both finished products and raw materials and may be affected by various other import and export restrictions as well as other developments impacting upon international trade. These international trade factors will, under certain circumstances, have an impact both on the manufacturing cost (which will, in turn, have an impact on the cost to the Company of the manufactured product) and the wholesale and retail prices of the products to be manufactured abroad. To the extent that transactions relating to the foreign manufacture of the Company's proposed products and purchase of raw materials involve currencies other than United States dollars, the operating results of the Company will be affected by fluctuations in foreign currency exchange rates. See "BUSINESS - Manufacturing."

         Supplier Dependence. The Company believes that the active ingredients used in the manufacture of its proposed pharmaceutical products are presently available from numerous suppliers located in the United States, Europe and Japan. The Company believes that certain raw materials, including inactive ingredients, are available from a limited number of suppliers and that certain packaging materials intended for use in connection with its spray products currently are available only from sole source suppliers. Although the Company does not believe it will encounter difficulties in obtaining the inactive ingredients or packaging materials necessary for the manufacture of its products, there can be no assurance that the Company will be able to enter into satisfactory agreements or arrangements for the purchase of commercial quantities of such materials. The Company has written supply agreements with Dynamit Nobel for certain raw materials and with Rapid Spray for the nitroglycerin lingual spray product. With respect to other suppliers, the Company operates primarily on a purchase order basis beyond which there is no contract memorializing the Company's purchasing arrangements. The failure to enter into agreements or otherwise arrange for adequate or timely supplies of principal raw materials and the possible inability to secure alternative sources of raw material supplies could have a material adverse effect on the Company's ability to arrange for the manufacture of formulated products. In addition, development and regulatory approval of the Company's products are dependent upon the Company's ability to procure active ingredients and certain packaging materials from FDA-approved sources. Since the FDA approval process requires manufacturers to specify their proposed suppliers of active ingredients and certain packaging materials in their applications, FDA approval of a supplemental application to use a new supplier would be required if active ingredients or such packaging materials were no longer available from the originally specified supplier, which could result in manufacturing delays. See "BUSINESS - Raw Materials and Suppliers."


         Competition. The markets which the Company intends to enter are characterized by intense competition. The Company or its licensees may be competing against established pharmaceutical companies which currently market products which are equivalent or functionally similar to those the Company intends to market. Prices of drug products are significantly affected by competitive factors and tend to decline as competition increases. In addition, numerous companies are developing or may, in the future, engage in the development of products competitive with the Company's proposed products. The Company expects that technological developments will occur at a rapid rate and that competition is likely to intensify as enhanced dosage from technologies gain greater acceptance. Additionally, the markets for formulated products which the Company has targeted for development are intensely competitive, involving numerous competitors and products. Most of the Company's prospective competitors possess substantially greater financial, technical and other resources than the Company. Moreover, many of these companies possess greater marketing capabilities than the Company, including the resources necessary to enable them to implement extensive advertising campaigns. There can be no assurance that the Company will have the ability to compete successfully. See "BUSINESS - Competition."

         Absence of Product Liability Insurance Coverage. The Company may be exposed to potential product liability claims by consumers. The Company does not presently maintain product liability insurance coverage. Although the Company will seek to obtain product liability insurance before the commercialization of any products, there can be no assurance that the Company will be able to obtain such insurance or, if obtained, that any such insurance will be sufficient to cover all possible liabilities to which the Company may be exposed. In the event of a successful suit against the Company, insufficiency of insurance coverage could have a material adverse effect on the Company. In addition, certain food and drug retailers require minimum product liability insurance coverage as a condition precedent to purchasing or accepting products for retail distribution. Failure to satisfy such insurance requirements could impede the ability of the Company or its distributors to achieve broad retail distribution of its proposed products, which could have a material adverse effect on the Company. None of the Company's European manufacturers have made any representations as to the safety or efficacy of the products covered by their agreements or as to any products which may be marketed or used under rights granted under any such agreements, other than compliance with cGMP and product specifications. See "BUSINESS - Product Liability."

         Extensive Government Regulation. The development, manufacture and commercialization of pharmaceutical products is generally subject to extensive regulation by various federal and state governmental entities. The FDA, which is the principal United States regulatory authority, has the power to seize adulterated or misbranded products and unapproved new drugs, to request their recall from the market, to enjoin further manufacture or sale, to publicize certain facts concerning a product and to initiate criminal proceedings. As a result of federal statutes and FDA regulations, pursuant to which new pharmaceuticals are required to undergo extensive and rigorous testing, obtaining pre-market regulatory approval requires extensive time and expenditures. Under the Federal Food, Drug and Cosmetic Act (the "FDC Act"), a new drug may not be commercialized or otherwise distributed in the United States without the prior approval of the FDA. The FDA approval processes relating to new drugs differ, depending on the nature of the particular drug for which approval is sought. With respect to any drug product with active ingredients not previously approved by the FDA, a prospective drug manufacturer is required to submit a new drug application ("NDA"), including complete reports of pre-clinical, clinical and laboratory studies to prove such product's safety and efficacy. The NDA process generally requires, before the submission of the NDA, submission of an IND pursuant to which permission is sought to begin preliminary clinical testing of the new drug. An NDA, based on published safety and efficacy studies conducted by others, may also be required to be submitted for a drug product with a previously approved active ingredient if the method of delivery, strength or dosage form is changed. Alternatively, a drug having the same active ingredient as a drug previously approved by the FDA may be eligible to be submitted under an ANDA, which is significantly less stringent than the NDA approval process. While the ANDA process requires a manufacturer to establish bioequivalence to the previously approved drug, it permits the manufacturer to rely on the safety and efficacy studies contained in the DNA for the previously approved drug. The Company believes that some of its drug products developed in capsule form will be substantially similar to products which have previously obtained FDA approval and, accordingly, that approvals for such products can be obtained by submitting an ANDA. The Company, however, may be required, before submitting an ANDA, to submit a suitability petition, the purpose of which is to permit the FDA to evaluate whether a change in strength, dosage form or method of delivery is significant enough to require clinical trials and, therefore, an NDA filing. There can be no assurance that the FDA will not require the Company to conduct clinical trials for such products and otherwise comply with the NDA approval process. The Company believes that products developed in spray dosage form will require submission of an NDA. The Company estimates that the development of new formulations of pharmaceutical products, including formulation, testing and obtaining FDA approval, generally takes four to six years for the ANDA process and six to eight years for the NDA process. There can be no assurance that the Company's determinations will prove to be accurate or that pre-marketing approval relating to its proposed products will be obtained on a timely basis, or at all. The failure by the Company to obtain necessary regulatory approvals, whether on a timely basis, or at all, would have a material adverse effect on the Company.


         Patents and Protection of Proprietary Information. The Company holds a United States patent covering its formulation for Nifedipine gelatin capsules, which the Company believes is not material to its operations. The Company has applied for United States and foreign patent protection for its proposed lingual sprays and soft gelatin drug delivery processes. To the extent possible, the Company intends to seek formulation patent protection or other proprietary rights for those products utilizing the Company's oral dosage formulations. There can be no assurance, however, that patents relating to such formulated products or processes will in fact be granted or, if granted, will provide any proprietary rights adequately protecting the Company. Other companies may independently develop equivalent or superior technologies or processes and may obtain patent or similar rights with respect thereto. Although the Company believes that its technology has been independently developed and does not infringe on the patents of others, there can be no assurance that the technology does not and will not infringe on the patents of others.


         If a process covered by a United States patent is utilized in the manufacture of a product in a foreign country, the further manufacture, use or sale of such products in the United States may constitute an infringement of the United States patent. In the event of infringement, the Company or its European manufacturers could, under certain circumstances, be required to modify the infringing process or obtain a license. There can be no assurance that the Company or the European manufacturers will be able to do so in a timely manner or upon acceptable terms and conditions or at all. The failure to do any of the foregoing could have a material adverse effect on the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If any of the products developed by the Company infringes upon the patent or proprietary rights of others, the Company could, under certain circumstances, be enjoined or become liable for damages, which would have a material adverse effect on the Company. See "BUSINESS - Patents and Protection of Proprietary Information."

         Dependence on Existing Management and Key Personnel. The success of the Company is substantially dependent on the efforts and abilities of its founder Harry A. Dugger, III, Ph.D., and John J. Moroney, its Chairman. Decisions concerning the Company's business and its management are and will continue to be made or significantly influenced by these individuals. The Company has entered into employment agreements with both Harry A. Dugger, III, Ph.D., and John J. Moroney effective upon consumation of the offering contemplated herein. See "MANAGEMENT - Employment Agreements." The loss or interruption of their continued services would have a materially adverse effect on the Company's business operations and prospects. Additionally, the Company's operations may be materially adversely affected if it is unable to obtain and retain qualified research, technical and marketing personnel. Only Dr. Dugger is required to devote his full time to the Company. The Company has arranged for coverage under a Key Man life insurance policy on Dr. Dugger to commence upon the completion of this offering. See "BUSINESS - Employees", "- Marketing and Sales" and "MANAGEMENT."

         Control by Current Stockholders, Officers and Directors. Management and affiliates of the Company currently beneficially own (including shares they have the right to acquire) approximately 68% of the outstanding Common Stock. Upon completion of this offering, they will own approximately 49% of the Common Stock. These persons are and will continue to be able to exercise control over the election of the Company's directors and the appointment of officers, increase the authorized capital, dissolve, merge or engage the Company in other fundamental corporate transactions. See "PRINCIPAL STOCKHOLDERS."

         Ongoing Influence of the Underwriter. Pursuant to the provisions of the Underwriting Agreement and the Financial Consulting Agreement, the Underwriter is entitled to the following: (1) a finder's fee, payable in the event the Underwriter introduces the Company to another party and as a result of such introduction, a transaction such as a merger, acquisition, joint venture or similar transaction is consummated at anytime during the five year period following completion of this offering; (2) to select a person to serve as a member of the Company's Board of Directors; (3) to serve as the Company's non-exclusive financial consultant for a period of two years following the effective date of this offering; and (4) to purchase a total of 62,500 Units at $9.60 per Unit for a four-year period beginning one year from the effective date of this Prospectus. These arrangements may result in the Underwriter asserting undue influence on the Company.

         Immediate and Substantial Dilution. Purchasers of the Shares offered hereby will incur an immediate dilution of approximately $3.06 per share in net tangible book value from the public offering price (estimated at $4.00 per Share and assuming no exercise of the Overallotment Option). This represents an immediate dilution of approximately 76.5% from the assumed initial public offering price per Share. See "DILUTION."

         Dividend Policy. The Company has never declared or paid a dividend on its Common Stock, and management expects that a substantial portion of the Company's future earnings will be retained for expansion or development of the Company's business. The decision to pay dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the

Company's earnings, capital requirements, financial condition and other relevant factors such as contractual obligations. Management, therefore, does not contemplate that the Company will pay dividends on the Common Stock in the foreseeable future. See "DIVIDEND POLICY."

         No Public Market. Prior to this offering, there has been no public market for the Units, the Common Stock or Warrants. Accordingly, there can be no assurance that an active trading market in any of such securities will develop and be sustained upon the completion of this offering or that the market price of such securities will not decline below the initial public offering price.


         Arbitrary Offering Price. The initial offering price of the Units and the exercise price and terms of the Warrants have been determined by negotiations between the Company and the Underwriter. See "Underwriting" for a discussion of the factors considered in determining the initial public offering price. Regulatory developments and economic and other external factors, as well as period-to-period fluctuations in financial results, may also have a significant impact on the market price of such securities.


         Possible Restrictions on Market-Making Activities in Company's Securities. The Underwriter has advised the Company that it intends to make a market in the Company's securities. Regulation M, which was recently adopted to replace Rule 10b-6 and certain other rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), may prohibit the Underwriter from engaging in any market-making activities with regard to the Company's securities for the period from five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Underwriter may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable. In addition, under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of securities of any selling stockholder may not simultaneously engage in market-making activities with respect to any securities of the Company for the applicable "cooling off" period prior to the commencement of such distribution. Accordingly, in the event the Underwriter is engaged in a distribution of the securities of any selling stockholder, it will not be able to make a market in the Company's securities during the applicable restrictive period. Any temporary cessation of such market-making activities could have an adverse effect on the market price of the Company's securities. See "Underwriting."


         Underwriter's Options and Additional Options and Warrants. The Company has agreed to issue to the Underwriter an option to purchase 62,500 Units exercisable at $9.60 (120% of the respective public offering price of the Units) for a term of four years commencing one year from the effective date of this Prospectus (the "Underwriter's Options"). In addition, the Company has reserved up to 1,700,000 shares of its Common Stock for issuance upon exercise of stock options which may be granted pursuant to the Company's 1992 Stock Option Plan and 1997 Stock Option Plan (hereinafter the "Stock Option Plans"), of which options to purchase an aggregate of 480,000 and 200,000 shares have been issued with respect to the Plans, 100,000 shares reserved for issuance upon the exercise of outstanding warrants and 600,000 options issued outside of the Stock Option Plans. In addition, the Company has agreed with the Underwriter, under certain circumstances, to register the Shares and the Warrants subject to the Underwriter's Options for distribution to the public. Exercise of these registration rights could involve a substantial expense to the Company and could prove a hindrance to future financings. Exercise of the Underwriter's Options, the outstanding warrants and stock options, and those which may be granted under the Plan (collectively, the "Convertible Securities"), will reduce the percentage of Common Stock held by the public stockholders. Further, the terms on which the Company could obtain additional capital during the life of the Convertible Securities may be adversely affected, and it should be expected that the holders of the Convertible Securities would exercise them at a time when the Company would be able to obtain equity capital on terms more favorable than those provided for by such Convertible Securities. See "UNDERWRITING."

         Potential Adverse Effect of Redemption of Warrants. The Warrants may be redeemed by the Company commencing eighteen months from the date of this Prospectus, or earlier with the consent of the Underwriter, at a redemption price of $.10 per Warrant upon not less then thirty days prior written notice provided the last sale price of the Common Stock on Nasdaq, the Boston Stock Exchange (or another national securities exchange) for twenty consecutive trading days ending within three days of the notice of redemption, equals or exceeds 200% of the current Warrant exercise price, subject to adjustment. Redemption of the Warrants could force the holders thereof to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "DESCRIPTION OF SECURITIES - Warrants."


         Potential Adverse Effect from Class A Warrants. Upon completion of this offering, 1,250,000 Class A Warrants will be issued. The exercise of such Warrants, or a substantial portion thereof, and the sale of the resulting shares of Common Stock could adversely affect the market price of the Company's Common Stock. See "DESCRIPTION OF SECURITIES."


         Current Prospectus and State Registration Required to Exercise Warrants. The Warrants are being registered pursuant to a Registration Statement filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933 (the "Securities Act"), of which this Prospectus is a part, and after its effectiveness the Warrants may be traded, and upon exercise, their underlying share of Common Stock may be sold in the public market that may develop for the securities for approximately one year thereafter. However, unless such Registration Statement is kept current by the Company and measures to qualify or keep such securities in certain states are taken, investors purchasing the Warrants in this offering, although exercisable, will not be able to exercise the Warrants or sell its underlying shares of Common Stock issuable upon exercise of the Warrants in the public market. The Company has agreed to use its best efforts to qualify and maintain a current registration statement covering such shares of Common Stock. There can be no assurance, however, that the Company will be able to maintain a current registration statement or to effect appropriate qualifications under applicable state securities laws, the failure of which may result in the exercise of the Warrants and the resale or other disposition of Common Stock issued, upon such exercise, being unlawful. See "Description of Securities -- Class A Warrants."

         Possible Resales Under Rule 144. All 2,597,390 shares (3,197,390 shares assuming the Bridge Notes are converted) of Common Stock held by the Company's present stockholders and all shares of Common Stock issuable upon exercise of outstanding stock options and those which may be granted under the 1992 and 1997 Stock Option Plans have not been registered under the Securities Act of 1933, as amended (the "Act"), but may, under certain circumstances, be available for public sale by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Act, subject to certain limitations. In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of Common Stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an affiliate of the Company and who has satisfied a two-year holding period. Although certain of the Company's principal stockholders, as well as all of its officers and directors have agreed not to publicly offer, sell or otherwise dispose of directly or indirectly, any of the Company's securities owned by them, for a period of thirty-six (36) months following the consummation of this offering without the prior written consent of the Underwriter, any substantial sale of Common Stock pursuant to Rule 144 may have an adverse effect on the market price of the Shares or the competent securities. See "SHARES ELIGIBLE FOR FUTURE SALE" and "UNDERWRITING."

         Underwriter's Limited Underwriting Experience. The Underwriter has been actively engaged in the securities brokerage and investment banking business since 1994. However the Underwriter has engaged in only limited underwriting activities, and this offering is only the eighth public offering in which the Underwriter has acted as the sole or managing Underwriter. The Underwriter has limited experience acting as a member of a syndicate in underwritten offerings. There can be no assurance that the Underwriter's limited experience as an underwriter of public offerings will not adversely affect the proposed public offering of the Units, Common Stock and Warrants, the subsequent development of a trading market, if any, or the market for an liquidity of the Company's securities. Therefore, purchasers of the securities offered hereby may suffer a lack of liquidity in their investment or a material diminution of the value of their investment.

         Underwriter's Influence on the Market. A significant amount of the Units offered may be sold to customers of the Underwriter. Such customers subsequently may engage in transactions for the sale of purchase of such Units and may otherwise effect transaction in such securities. If they participate in the market, the Underwriter may exert substantial influence on the market, if one develops, for the Units, Common Stock and Warrants. Such market making activity may be discontinued at any time. The price and liquidity of the Units, Common Stock and Warrants may be significantly affected by the degree, if any, of the Underwriter's participation in such market. See "Underwriting."

         Risks of Low-priced or "Penny" Stocks. The Company has applied to list the Units, Common Stock and Warrants on the Boston Stock Exchange ("BSE"), and it is anticipated that such securities will also be traded on the Nasdaq SmallCap Stock Market. If the Company's securities were delisted from the BSE, they could become subject to Rule 15g-9 under the Exchange Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transaction covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in this offering to sell in the secondary market any of the securities acquired hereby.


         Possible Adverse Effect of "Penny Stock" Rules in Liquidity for the Company's Securities. Commission regulations define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on the Boston Stock Exchange, Nasdaq, or listed or approved for listing on another national securities exchange, and have certain price and volume information provided on a current and continuing basis or meeting certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, it would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected. In such event, the regulations on penny stocks could limit the ability of broker-dealers to sell the Company's securities and thus the ability of purchasers of the Company's securities to sell their securities in the secondary market.

         Future Unspecified Acquisitions. Although there are no such transactions contemplated at this time, the Company may, in the future, expand its business, in part, through the acquisition of compatible products or businesses. In attempting to locate and consummate such acquisitions, the Company may compete with other prospective purchasers of the acquisition candidate, some of which may have greater resources than the Company. There can be no assurance that suitable acquisition candidates could be identified and acquired on terms favorable to the Company, or that the acquired product lines or operations could be profitably operated or integrated into the Company's operations. In addition, any internally generated growth experienced by the Company could place significant demands on the Company's management, thereby restricting or limiting its available time and opportunity to identify and evaluate potential acquisition candidates. The target entity of any such acquisition will not be subject to shareholder review and the Company's decision to pursue such transactions is not subject to shareholder approval.

         Potential Conflicts of Interest. The Company has entered into various transactions with certain of its directors and principal shareholders and their affiliates which could result in potential conflicts of interest. The Company believes that all of such transactions and arrangements were fair and reasonable to the Company and were on terms no less favorable than could have been obtained from unaffiliated third parties. There can be no assurance, however, that future transactions or arrangements between the Company and its affiliates, if any, will continue to be advantageous to the Company, that conflicts of interest will not arise with respect thereto, or that if conflicts do arise, they will be resolved in a manner favorable to the Company. Any such future transactions will be on terms no less favorable to the Company than could be obtained from unaffiliated parties and will be approved by a majority of the independent and disinterested members of the Board of Directors, outside the presence of any interested directors and, to the extent deemed appropriate by the Board of Directors, the Company will obtain shareholder approval or fairness opinions in connection with any such transaction. See "MANAGEMENT" and "CERTAIN TRANSACTIONS."

         Limitation on Directors' Liabilities under New Jersey Law. Pursuant to the Company's Certificate of Incorporation and under New Jersey law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under New Jersey law or any transaction in which a director has derived an improper personal benefit.

         Authorization and Discretionary Issuance of Preferred Stock. The Company's Certificate of Incorporation authorizes the issuance of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting or other rights which could adversely affect the relative voting power or other rights of the holders of the Company's Common Stock. In the event of issuance, the preferred stock could be used, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company, which could have the effect of discouraging bids for the Company and thereby prevent stockholders from receiving the maximum value for their shares. Although the Company has no present intention to issue any shares of its preferred stock, there can be no assurance that the Company will not do so in the future. See "DESCRIPTION OF SECURITIES - Preferred Stock."


         Pursuant to the terms of the Underwriting Agreement, the Company may not, except with respect to certain qualifying acquisitions, issue capital stock for a period of 36 months from the effective date of this Prospectus without prior written consent of the Underwriter.

         Indemnification of Directors under New Jersey Law. Pursuant to both the Company's Certificate of Incorporation and New Jersey law, the Company's officers and directors are indemnified by the Company for monetary damages for breach of fiduciary duty, except for liability which arises in connection with
(i) a breach of duty or loyalty, (ii) acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for dividend payments or stock repurchases illegal under New Jersey law, or (iv) any transaction in which the officer or director derived an improper personal benefit. The Company's Certificate of Incorporation does not have any effect on the availability of equitable remedies (such as an injunction or rescissions) for breach of fiduciary duty. However, as a practical matter, equitable remedies may not be available in particular circumstances. SEE "MANAGEMENT -- Director and Officer Liability."

                                 USE OF PROCEEDS


         The net proceeds to the Company from the sale of the Shares offered hereby will be approximately $4,100,000 after deducting underwriting discounts and commissions and other expenses of the offering ($4,752,500 if the Overallotment Option is exercised in full). It is anticipated that such net proceeds will be generally applied as follows:
                                                Approximate
                                                  Dollar         Approximate
Application of Proceeds                           Amount         Percentage
-----------------------                        -------------     -----------
Research, clinical studies and
 stability testing (1)                         $2,000,000.00         48.8%
Product Development (2)                          $750,000.00         18.3%
Marketing and Sales Expenses (3)                 $500,000.00         12.2%
Working Capital and General
  Corporate Purposes (4)                         $850,000.00         20.7%
                                               -------------        ------
                  TOTAL                        $4,100,000.00        100.0%
                                               =============        ======

------------
(1) Includes costs and expenses for research, pilot clinical studies and stability testing; and costs associated with the FDA approval process. Pilot clinical studies seek to demonstrate, in vivo, that a proposed drug product provides a significantly accelerated onset of therapeutic action or a given therapeutic effect at a significantly reduced dosage, and have an average cost in the range of $100,000 to $200,000 per study. These studies are conducted after the product development work referenced in item (2) has been completed indicating that the product would be suitable for the Company's delivery systems.

(2) Includes costs and expenses in connection with product formulation and development which occurs earlier in the product development life cycle than the pilot studies and testing referenced in item (1).

(3) Represents expenses for hiring marketing personnel and developing marketing and sales and promotional programs, travel and related expenses for attendance at seminars, trade shows and related functions, and creation of brochures and similar promotional materials and trade show displays.

(4) Represents costs expected to be incurred for the operation of the Company if consulting revenues cannot fully support general operating expenses.

         The foregoing represents the Company's best estimate of the allocation of the net proceeds of this offering, based on the current status of its proposed products, anticipated operating expenses, and current product development and marketing plans. The allocation of proceeds and the timing of expenditures relating to development of the Company's proposed products are subject to numerous factors, including, among others, the stage of development of a particular product, the timing of regulatory approvals, the extent of, and costs associated with, clinical and other studies, the current status of the Company's business and contemplated arrangements with third-parties with respect to development and commercialization of its proposed products, as well as unanticipated events causing delays. Accordingly, the Company cannot accurately predict the amount or potential allocation of the proceeds of the offering to any particular proposed product.

         The Company anticipates, based on its current proposed plans and assumptions relating to its operations (including the timetable of, and costs associated with, new product development), that the proceeds of this offering together with projected cash flow from operations will be sufficient to satisfy its contemplated cash requirements for approximately twenty-four (24) months following the consummation of this offering. If the Company's plans change, its assumptions change or prove to be inaccurate or if the proceeds of this offering and/or projected cash flow prove to be insufficient to fund operations (including due to unanticipated expenses, technical problems or difficulties or otherwise), the Company may find it necessary or advisable to reallocate some of the proceeds within the above-described categories or to use portions thereof for other purposes.

         The Company may use a portion of the proceeds of this offering allocated to working capital, together with the issuance of debt or equity securities, to expand the Company's product line by acquiring rights to, or developing, technology and/or products, or by acquiring companies which the Company believes are compatible with the Company's business. The Company has no agreements, commitments or other arrangements with respect to any such acquisition, and there can be no assurance that the Company will be able to successfully expand its operations.

         Any additional net proceeds received upon the exercise of the Underwriter's Options, the Class A Warrants or any options or warrants will be used for working capital. Pending the use of the proceeds of this offering, the funds will be deposited in interest or non-interest bearing accounts, or invested in commercial paper, certificates of deposit, government securities or similar instruments, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.

                                    DILUTION

         As of July 31, 1997, the net tangible book value of the Company's Common Stock was $(314,000) or $(.12) per share. Net tangible book value per share represents the amount of the Company's tangible assets (total assets less intangible assets) less the amount of its liabilities, divided by the number of shares of Common Stock outstanding. After giving effect to (i) the sale of the Units offered hereby (at an estimated public offering price of $4.00 per share and attributing no value to the Class A Warrants) and the receipt of the estimated net proceeds therefrom; and (ii) the conversion of the Bridge Notes into 600,000 shares of Common Stock, and (iii) assuming no exercise of the Class A Warrants, the Underwriter's Option, or other outstanding options and warrants; the as adjusted net tangible book value of the Common Stock at July 31, 1997, would have been $0.94 per share. This would result in an immediate dilution to public investors (i.e., the difference between the public offering price of the Shares and the net tangible book value after the offering) of $3.06 per share (77%) and an aggregate increase in the net tangible book value of the present stockholders, of approximately $1.06 per share. The following table illustrates this per share dilution:

Public offering price per Share.......................................  $ 4.00
  Net tangible book value per share before Offering ..................  $(0.12)
  Increase per share attributable to public investors ................  $ 1.06
As adjusted net tangible book value per share after Offering .........  $ 0.94
Dilution to public investors .........................................  $ 3.06

         In the event the Overallotment Option is exercised in full, the as adjusted net tangible book value after the offering, after deducting underwriting discounts and estimated expenses to be paid by the Company, would be $1.04 per share, which would result in dilution to public investors of $2.96 per share (74%).

         The following table summarizes the relative prices paid per share by existing stockholders and public investors after giving effect to the sale of the Units at an estimated offering price of $8.00 per Unit (attributing no value to the Warrants included therein), and assuming no exercise of the Warrants, the Underwriter's Option or other outstanding options and warrants.



                                          Shares Purchased              Total Consideration
                                    -----------------------------   ----------------------------
                                                                                                       Price
                                     Number          Percent(1)       Amount            Percent       Per Share
                                    --------         ----------      --------          ---------      ---------
Existing stockholders (1)(2).....   3,197,390           71.9%       $1,176,000            19.0%         $  0.37

New investors....................   1,250,000           28.1%       $5,000,000            81.0%         $  4.00
                                    ---------           ----        ----------            ----

         Total...................   4,447,390          100.0%       $6,176,000           100.0%
                                    =========          =====        ==========           =====

---------
(1) Excludes shares of Common Stock issuable upon the exercise of (i) the Class A Warrants; (ii) the Overallotment Option; (iii) the Underwriter's Options; (iv) up to 500,000 options that may be granted under the 1992 Stock Option Plan; (v) up to 500,000 options that may be granted under the 1997 Stock Option Plan; (vi) 100,000 common stock purchase warrants currently outstanding; and (vii) 600,000 non Plan options.

(2) Includes 600,000 shares of Common Stock to be issued upon the conversion of the Bridge Notes issued in connection with the Company's $300,000 Bridge Financing.


                                 DIVIDEND POLICY

         The Company has never declared or paid a dividend on its Common Stock, and management expects that a substantial portion of the Company's future earnings will be retained for expansion or development of the Company's business. The decision to pay dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, capital requirements, financial condition and other relevant factors such as contractual obligations. Management does not contemplate that the Company will pay dividends on the Common Stock in the foreseeable future.

                                 CAPITALIZATION


         The following tables set forth the capitalization of the Company as of July 31, 1997 (i) on an actual basis; and (ii) as adjusted to give effect to the sale of the Units offered by this Prospectus and the receipt of the estimated net proceeds of this offering, assuming the estimated offering expenses as described in Use of Proceeds.

                                                                           July 31, 1997
                                                                  --------------------------------
                                                                    Actual        As Adjusted(2)
                                                                   --------       ---------------
Long term convertible notes payable                                  $  300,000     $          --
                                                                     ----------        ----------
Stockholders' equity (deficit):
Preferred Stock, par value $.01 per share,
         1,000,000 shares authorized; no shares outstanding
Common Stock, par value $.01 per share, 10,000,000 shares
         authorized; 2,597,390 shares issued and outstanding
         (actual); 4,447,390 shares issued and outstanding
         (as adjusted) (1) (2).............................              26,000            44,500
                                                                                        5,278,500
Additional paid in capital.................................             897,000
Accumulated deficit........................................          (1,160,000)       (1,160,000)
                                                                     ----------        ----------
Total stockholders' equity (deficit)........................        $  (237,000)     $  4,163,000
                                                                    ===========      ============

                  TOTAL CAPITALIZATION                              $    63,000      $  4,163,000
                                                                    ===========      ============


---------
(1) Does not include (i) shares of Common Stock reserved for issuance upon exercise of the Underwriter's Options; (ii) 500,000 shares of Common Stock reserved for issuance upon exercise of options granted or available for grant under the 1992 Stock Option Plan; (iii) 500,000 shares of Common Stock reserved for issuance upon exercise of options granted or available for grant under the 1997 Stock Option Plan; or
         (iv) 700,000 shares of Common Stock reserved for issuance upon exercise of outstanding warrants and nonplan options.


(2) Reflects the conversion of the $300,000 of Bridge Notes into 600,000 shares of Common Stock equity and net offering proceeds of $4,100,000 ($5,000,000 gross proceeds less discounts and commissions, 3% non-accountable expense allowance and other offering expenses.)

                             SELECTED FINANCIAL DATA

         The following selected financial data is qualified in its entirety by reference to the Company's Financial Statements and Notes thereto appearing elsewhere in this Prospectus. The selected financial data for the two years ended July 31, 1996 and 1997 have been derived from the Company's audited financial statements included elsewhere herein. The information below should be read in conjunction with "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" included elsewhere in this Prospectus.

Statement of Operations Data(1)
                                                             Year-Ended July 31,
                                                        ---------------------------
                                                            1997           1996
                                                        ---------------------------
REVENUES
Operating Revenues..............................        $  915,000      $1,402,000
Consulting Fee (non-recurring)..................               -0-       2,070,000
Interest Income.................................            18,000          31,000
                                                           933,000       3,503,000
COSTS AND EXPENSES
Operating Expenses..............................           735,000         819,000
Product Development.............................           171,000         172,000
Selling, General and
  Administrative Expenses.......................           437,000         410,000
Consulting Fee Expenses
  (non-recurring)...............................              -0-        1,606,000
Interest Expense................................             1,000           2,000
                                                         ---------       ---------
                                                         1,344,000       3,009,000
NET INCOME (LOSS)                                        $(411,000)      $ 494,000
                                                         =========       =========
Weighted average number of                               4,279,390       4,279,390
common shares outstanding
Per Common Share:
  Net income (loss)                                           (.10)            .12
  Pro forma Net Income                                        (.14)            .04


------------
(1) Since inception, the Company has not declared any dividends on its Common Stock. See "DIVIDEND POLICY."

Balance Sheet Data
                                                    At July 31, 1997
                                               --------------------------
                                               Actual          As Adjusted(1)
                                           ---------------    ----------------
                                               $  (39,000)       $4,438,000
Working Capital (deficit)
                                               $  300,000        $      -0-
Long Term Convertible Debt
                                               $  575,000        $4,675,000
Total Assets
                                               $  812,000        $  512,000
Total Liabilities
                                               $ (237,000)       $4,163,000
Shareholders' equity (deficit)

-----------
(1) As adjusted to give effect to the receipt of the net proceeds from the sale of the Units offered hereby, and the conversion of the Bridge Notes, but does not give effect to the possible exercise of:(i) the Underwriter's Options; (ii) the Class A Warrants; (iii) any options issued or issuable under the Company's Stock Option Plans; and (iv) other outstanding warrants. See "CAPITALIZATION" and "CERTAIN TRANSACTIONS."

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

         Since its inception, substantially all of the Company's revenues have been derived from consulting activities, primarily in connection with product development for various pharmaceutical companies. The Company has had a history of recurring losses from operations through July 31, 1995, and also for the year ended July 31, 1997, giving rise to an accumulated deficit at July 31, 1997 of approximately $1,160,000. During the fiscal year ended July 31, 1996, the Company's revenues included a single (non-recurring) consulting transaction producing a gross consulting fee of approximately $2,070,000 and net income of $494,000. Although substantially all of the Company's revenues to date have been derived from its consulting business, the future growth and profitability of the Company will be principally dependent upon its ability to successfully develop its products and to enter into license agreements with drug companies who will market and distribute the final products. The Company's revenues from consulting declined during the year ended July 31, 1997 and may continue to decline in the future as the Company shifts its emphasis away from product development consulting for its clients and towards development of its own products.

         For the reasons stated above, the Company believes that its results of operations for the periods ended July 31, 1997 are not necessarily indicative of the Company's future results of operations. The Company anticipates that it will incur substantial operating expenses in connection with the joint development, testing and approval of its proposed delivery systems, and expects these expenses will result in continuing and significant operating losses until such time, if ever, that the Company is able to achieve adequate sales levels. See "USE OF PROCEEDS" and "BUSINESS."

Results of Operations

Fiscal Year 1997 Compared to Fiscal Year 1996

         Revenues (excluding the non-recurring item discussed below) for the fiscal year ended July 31, 1997 ("fiscal 1997") decreased approximately $500,000 or 35% to $933,000 from $1,433,000 for the fiscal year ended July 31, 1996 ("fiscal 1996"). In fiscal 1996, the Company incurred a non-recurring consulting fee of $2,070,000 and associated expenses of $1,606,000.

         The revenue decrease in fiscal 1997 was primarily attributable to delays in commencement of follow on clinical studies. Follow on clinical studies are requested by clients when results of pilot clinical studies (which precede follow on studies) confirm clients expectations as to whether a particular product formation achieves the desired result sought by the client. Because the results of five pilot clinical studies conducted during fiscal 1997 did not confirm such results, those clients determined to reformulate their products and suspend further studies until such time as the client completes reformulation. No contracts are in place for these follow on studies. It has been the Company's experience, and is standard industry practice, that clients in such circumstances revise their action plans and return to the Company (which conducted the initial studies) to pursue newly formulated initial clinical studies, and if confirming results are achieved, the Company typically conducts the follow on studies. For those reasons, the Company expects that revenues from consulting activities in fiscal 1998 will likely exceed consulting revenues in fiscal 1997.

         Costs and expenses for fiscal 1997 (excluding expenses associated with the 1996 non-recurring consulting fee) decreased approximately $59,000 or 4% to approximately $1,344,000 from $1,403,000 for fiscal 1996. In fiscal 1997 the Company incurred a $47,000 expense associated with seeking sources of financing. The decrease was primarily attributable to reductions in operating expenses of $84,000, partially offset by increases in selling, general and administrative expenses of $27,000.

         The net loss for fiscal 1997 was $411,000 compared to income of $494,000 for fiscal 1996. This change is attributable primarily to reduced revenues without a corresponding reduction in expenses.


Fiscal Year 1996 Compared to Fiscal Year 1995

         Revenues for the fiscal year ended July 31, 1996 increased approximately 188% to $3,503,000 from $1,215,000 for the fiscal year ended July 31, 1995 ("fiscal 1995"). The increase was primarily attributable to a single non-recurring consulting contract producing a gross fee of approximately $2,070,000. Excluding this non-recurring fee, revenues for fiscal 1996 increased approximately 18% to $1,433,000 from $1,215,000 for fiscal 1995.

         For fiscal 1996, the Company incurred non-recurring consulting fee expenses of approximately $1,606,000, due to the single consulting transaction described above. Excluding this non-recurring expense, costs and expenses increased approximately 12% to $1,403,000 for fiscal 1996 from $1,251,000 for fiscal 1995 due to increases in operating expenses of $37,000, and product development expenses of $168,000. Interest expense for fiscal 1996 decreased 50% to $2,000 from $4,000 during fiscal 1995. Selling, general and administrative expenses decreased approximately 11% to $410,000 for fiscal 1996 from $461,000 for fiscal 1995.

         The $168,000 increase in product development costs for fiscal 1996 was the result of increased development activities in connection with a development agreement with a major pharmaceutical company.

         Giving effect to the non-recurring consulting fee, for fiscal 1996 the Company had net income of $494,000 compared to a net loss of $36,000 for fiscal 1995. Excluding the effect of this non-recurring transaction, for fiscal 1996 the Company had net income of $30,000 compared to a net loss of $36,000 for fiscal 1995.

Liquidity and Capital Resources


         From its inception, the Company's principal sources of capital have been provided by consulting revenues, conversion of debt, as well as loans and capital contributions from the Company's principal stockholders. At July 31, 1997, the Company had a working capital deficit of $39,000, compared to working capital of $87,000 at July 31, 1996, representing a net decrease of working capital of approximately $126,000. The report of the Company's independent auditors on the Company's financial statements for each of the two years ended July 31, 1997 contains an explanatory paragraph expressing substantial doubt with respect to the Company's ability to continue as a going concern without obtaining additional financing such as that contemplated by this offering.

         Net cash used in operating activities was $97,000 in fiscal 1997 compared to $76,000 of net cash provided by operating activities in fiscal 1996. In fiscal 1997 $208,000 in cash was provided by financing activities, and capital expenditures for such period were $9,000. Therefore, notwithstanding a $411,000 net loss for fiscal 1997, total cash flow for 1997 was $102,000 compared to $91,000 for fiscal 1996. Factors contributing to this increase include a decrease in accounts payable of $52,000, partially offset by a decrease in accounts receivable of $116,000, an increase in billings over cost and earnings on uncompleted contracts of $105,000 and an increase in accrued expenses and other current liabilities of $54,000. The Company, upon consummation of the offering contemplated herein, will have obligations of $200,000 and $150,000 per annum to its two executive officers, and under a consulting agreement with the Underwriter is obliged to pay the Underwriter $100,000 at the closing of this offering. See "Management-Executive Compensation" and "UNDERWRITING."

         Although there can be no assurance, the Company believes that the proceeds from this offering together with revenues from operations, will be sufficient to satisfy its cash requirements for at least the next twenty-four
(24) months. No assurance can be given that future unforeseen events will not adversely affect the Company's ability to implement its expansion plan, requiring it to seek additional financing, which may not be available on terms acceptable to the Company, if at all. See "USE OF PROCEEDS."


Inflation

         The Company does not believe that inflation has had a material effect on its results of operations during the past three fiscal years. There can be no assurance that the Company's business will not be affected by inflation in the future.

New Accounting Pronouncements


         Statement of Financial Accounting Standards No. (SFAS) 121 "Accounting for the Impairment of long-lived Assets and for long-lived Assets to be Disposed Of," was issued in March 1995, and is effective for fiscal years beginning after December 15, 1995, SFAS 121 requires that certain long-lived assets be reviewed for possible impairment and written down to fair value, if appropriate. The Company has adopted this new pronouncement for the year ended July 31, 1997, however, the impact of the adoption has not had a material effect on the Company's financial statements.

         Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," requires companies to measure employee stock compensation plans based on the fair value method of accounting. However, the statement allows the alternative of continued use Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," with pro forma disclosure of net income and earnings per share determined as if the fair value based method has been applied in measuring compensation cost. The Company has adopted the pro forma disclosure provisions of this new pronouncement in the year ended July 31, 1997 and such adoption did not have a material effect on the Company's financial statements.

         SFAS No. 128, "Earnings per Share," was issued in February 1997, and is effective for financial statements issued for periods ending after December 15, 1997. SFAS 128 requires that earnings per share be presented more in line with earnings per share standards of other countries. The Company expects to adopt SFAS 128 for the year ending July 31, 1998. The Company has not yet determined the effect of the adoption of this new pronouncement on its financial statements.

                             BUSINESS OF THE COMPANY

Company Background

         The Company is engaged in the development of novel application drug delivery systems for presently marketed prescription and over-the-counter ("OTC") drugs. The Company's patent-pending delivery systems are lingual sprays and soft gelatin bite capsules, enabling drug absorption through the oral mucosa, and more rapid absorption into the bloodstream than presently available oral delivery systems. The Company's proprietary dosage delivery systems enhance and greatly accelerate the onset of the therapeutic benefits which the drugs are intended to produce. The Company refers to its delivery systems as Immediate-Immediate Release (I2RTM)because its delivery systems are designed to provide therapeutic benefits within minutes of administration. The Company's development efforts for its novel drug delivery systems are concentrated on drugs which are already available and proven in the marketplace. In addition to increased bioavailability by avoiding metabolism by the liver before entry into the bloodstream, the Company believes that its proprietary delivery systems offer the following significant advantages: (i) improved drug safety profile by reducing the required dosage, including possible reduction of side-effects; (ii) improved dosage reliability; (iii) allowing medication to be taken without water; and (iv) improved patient convenience and compliance.

         The Company was organized under the laws of the State of New Jersey in May 1982 under the name Pharmaconsult, Inc., and in 1991 changed its name to Flemington Pharmaceutical Corporation to reflect the change in nature of its business. Since its inception in 1982, the Company has been a consultant to the pharmaceutical industry, focusing on product development activities of various European pharmaceutical companies, and since 1992 has used its consulting revenues to fund its own product development activities. The Company's recent focus on developing its own products evolved naturally out of its consulting experience for other pharmaceutical companies. Substantially all of the Company's revenues have been derived from its consulting activities. The Company's business address is 43 Emery Avenue, Flemington, New Jersey 08822, and its telephone number is (908) 782-3431.

Business Strategy

         The Company's strategy is to concentrate its product development activities primarily on those pharmaceuticals for which there already are significant prescription and OTC sales, where the use of the Company's innovative delivery systems will greatly enhance speed of onset of therapeutic effect, reduce side effects through a reduction of the amount of active drug substance required to produce a given therapeutic effect, and improve patient convenience or compliance.

         The Company has initially identified approximately 50 presently marketed drugs that meet the Company's criteria for its drug delivery systems. The Company will concentrate its product development activities on those pharmaceuticals with significant prescription or OTC sales. The Company believes that applying a novel application delivery system to existing drugs involves less cost, time and risk than developing and commercializing a new chemical entity. The Company believes that there is significant opportunity to combine its delivery systems with existing pharmaceuticals to expand the market for an existing drug, differentiate a product from a generic or brand name competition, and possibly create new markets.

         In light of the material expense and delays associated with independently developing and obtaining approval of pharmaceutical products, the Company will only continue to develop such products through collaborative arrangements with major pharmaceutical companies which will fund that development. To date, the Company has signed two such development agreements with major pharmaceutical companies, each of which is described below.

Recent Developments


         The Company and Novartis, one of the world's largest pharmaceutical companies ("Novartis") are parties to a letter agreement for the development of an oral spray version of Clemastine, an antihistamine product, pursuant to which the Company conducted a pilot bioavailability study of the spray version product. Under this agreement, the Company will file an Investigatory New Drug application ("IND") with the U.S. Food and Drug Administration ("FDA") and complete a second pilot clinical study, at the other party's expense. If this second pilot study is favorable, the Company and the Novartis will negotiate an agreement to complete large scale clinical trials, seek approval by the FDA and the Company will license the product to Novartis. The Company believes, based on the results of the first pilot study, that the results of the second pilot study should be favorable. There can be no assurance, however, that the results of the second study will be favorable, nor can there be any assurance that, even if favorable, the Novartis will decide to pursue the project further or that the Company and the Novartis will be able successfully to negotiate a mutually acceptable further agreement.

         In November 1996, the Company entered into an Agreement with Altana Inc. ("Altana"), a U.S. subsidiary of Altana GmbH, under which the Company agreed to prepare for Altana an Abbreviated New Drug Application (ANDA) for the Company's patent-pending lingual spray for treatment of angina. Under the terms of the Agreement, Altana will, upon approval of the product by the FDA, market the product in the U.S., and source all of its related product requirements from the Company. The Company was paid a consulting fee for preparation of the ANDA and will receive additional fees from Altana upon acceptance by the FDA of the ANDA as filed and upon FDA approval. There can be no assurance, however, that the FDA will accept the ANDA for filing, or that, if accepted, the FDA will approve the application.

Patent Pending Delivery Systems

         The Company has patent applications pending for two oral dosage delivery systems, the Lingual (Oral) Spray and the Soft Gelatin Bite Capsule, for which FDA approval is not a prerequisite for patent approval. The expected year of marketability will vary depending upon the specific drug product with which the delivery system will be utilized. Each individual use of the delivery system will require registration and/or approval with the FDA prior to marketability, and the amount of regulatory oversight required by the FDA will also depend on the specific type of drug product for which the delivery system is implemented. The following are descriptions of the two oral dosage delivery systems for which patent applications are pending:


         Lingual (Oral) Spray. The Company's aerosol and pump spray formulations release the drug in the form of a fine mist into the mouth for immediate absorption into the bloodstream via the mucosal membranes. The Company believes that this delivery system offers certain advantages, including improving the safety profile of certain drugs by lowering the required dosage, improving dose reliability, and allowing medication to be taken without water. Drug absorption through the mucosal membranes of the mouth is rapid and minimizes the first-pass metabolism effect (i.e., total or partial inactivation of a drug as it passes through the gastrointestinal tract and liver).

         Soft Gelatin Bite Capsule. The Company's soft gelatin bite capsule formulation consists of a seamless gelatin shell surrounding a core substance (usually a liquid solution). When crushed or chewed, the soft gelatin bite capsule releases medication into the mouth, thereby allowing absorption through the oral mucosa. The portion of the dose that is eventually swallowed is introduced to the stomach in a solution ready for immediate absorption, thereby maximizing absorption from the gastrointestinal tract into the bloodstream. The result is rapid onset of the desired therapeutic effect.

Proposed Products

         The Company's initial proposed products fall into the following therapeutic classes:

           o      Antihistamines (Clemastine, Chlorpheniramine)

         The Company is proceeding with the development of a product using Clemastine with one of the world's largest pharmaceutical companies. The second pilot clinical study is being conducted and is expected to be concluded by early 1998. In addition, the Company has concluded bioequivalency studies with respect to its lingual spray formulation of Clemastine, and will file an IND for this formulation following the completion of a second pilot study. Thereafter, efficacy studies will be conducted and an NDA will be submitted to the FDA, which will be filed by mid 1999, following approval by the FDA, after which commercial sales of the product can commence in mid 2000.

           o Antihistamines with decongestants and other biologically active amines (Nicotine, Dextromethorpham, Bromocryptine, Levodopa)

         The Company is currently investigating proposed products in this area and intends to use a portion of the proceeds of this offering to conduct several pilot clinical research studies and approach pharmaceutical companies with the results. The Company anticipates that, assuming research results are similar to those obtained for Antihistamines, that there will be significant interest by pharmaceutical companies in signing development agreements with the Company for such products. The earliest realistic date that the Company can be in a position to have a marketable product in this area is late 2000. The Company has developed its formulation for a nicotine product among this therapeutic class. All other drugs within this class are at an earlier stage of development.

          o   Sleep Inducers (Diphenhydramine)

         The Company has developed its formulation for Diphenhydramine and has finished initial stability testing. The Company intends to use a portion of the proceeds of this offering to conduct initial pilot clinical studies, including bioequivalency studies, and thereafter approach pharmaceutical companies with a proposed product. The earliest time that the Company could reasonably expect to have a commercially salable product in this category is mid 2000.

           o   Cardiovascular (Nitroglycerin)

         The Company's Nitroglycerin product has been formulated and stability testing has been completed. This product is subject to a license agreement with a U.S. subsidiary of one of the largest pharmaceutical companies in Europe. See "BUSINESS OF THE COMPANY -- Recent Developments." The Company expects that this product will be filed with the FDA by late 1997, and available for commercial sale within 6 to 12 months thereafter.

         The following therapeutic classes are also being considered by the Company for proposed products:

           o    Serotonin Uptake Inhibitors
           o    Analgesics (Morphine, Butorphanol, Piroxicam)
           o    Peptides (Calcitonin, Insulin)
           o    Hormones (Testosterone, Estradiol)
           o    Appetite Suppressants (Fenfluramine)


         These therapeutic classes have been identified by the Company as viable candidates for its novel drug delivery systems, but are earlier stages of development than the other therapeutic classes noted above. The Company needs to conduct additional research to prepare product formulations and conduct stability testing for each of these classes. If product formulations can be successfully developed and if stability tests are successful, the Company will consider conducting pilot clinical studies and bioequivalency studies on an individualized basis. Because of the early stage of development of these therapeutic classes, the Company does not expect to be able to have a commercially salable product before the year 2005, or perhaps thereafter.

         The therapeutic classes identified above are commonly available and widely accepted in the marketplace. The Company estimates that worldwide sales of the above products are in the tens of billions of dollars.

         The Company's proposed products are subjected to laboratory testing and stability studies and tested for therapeutic comparison to the originators' products by qualified laboratories and clinics. To the extent that two drugs' active ingredients are substantially identical in terms of their rate and extent of absorption in the human body (bioavailability), they are considered bioequivalent. If the accumulated data demonstrates bioequivalency, submission is then made to the FDA (through the filing of an ANDA) for its review and approval to manufacture and market. If the accumulated data demonstrates that there are differences in the two drugs' rate and extent of absorption into the human body, or if it is intended to make additional or different claims regarding therapeutic effect for the newly developed product, submission is made to the FDA via a NDA for its review and approval under Section 505(b)(2) of the FDC Act. An NDA submitted under this section of the FDC Act is generally less complex than an ordinary NDA and is usually acted upon by FDA in a shorter period of time. It is the Company's expectation that the majority of its products in development will require the filing of this shorter version of an NDA because the products are known chemical entities, but the Company or its licensees will be making new claims as to therapeutic effects or lessened side effects, or both.

         The Company estimates that development of new formulations of pharmaceutical products, including formulation, testing and obtaining FDA approval, generally takes three to five years for the ANDA process. Development of products requiring additional clinical studies under Section 505(b)(2) NDAs, such as the Company anticipates for the majority of its products development, including FDA approval, may take four to seven years. There can be no assurance that the Company's determinations will prove to be accurate or that pre-marketing approval relating to its proposed products will be obtained on a timely basis, or at all. See "Government Regulation."

Marketing and Distribution

         The Company intends, generally, to license products developed with its technology to drug companies already selling such drug substances under their own brand names, or to market its products to pharmaceutical wholesalers, drug distributors, drugstore chains, hospitals, United States governmental agencies, health maintenance organizations and other drug companies. It is anticipated that promotion of the Company's proposed products will be characterized by an emphasis on their distinguishing characteristics, such as dosage form and packaging, as well as possible therapeutic advantages of such products. The Company will seek to position its proposed products as alternatives or as line extensions to brand-name products. The Company believes that to the extent that the Company's formulated products are patent-protected, such formulations may offer brand-name manufacturers the opportunity to expand their product lines. Alternatively, products which are not patented may be offered to brand-name manufacturers as substitute products after patent protection on existing products expire.

         Inasmuch as the Company does not have the financial or other resources to undertake extensive marketing activities, the Company generally intends to seek to enter into marketing arrangements, including possible joint ventures or license or distribution arrangements, with third parties. The Company believes that such third-party arrangements will permit the Company to maximize the promotion and distribution of its products while minimizing the Company's direct marketing and distribution costs. Other than the Company's aforementioned agreement for the Company's proposed lingual spray product for angina, the Company has not entered into any agreements or arrangements with respect to the marketing of its proposed products and there can be no assurance that it will do so in the future. There can be no assurance that the Company's proposed products can be successfully marketed. Strategies relating to marketing of the Company's other proposed formulated products have not yet been determined; these will be formulated in advance of anticipated completion of development activities relating to the particular formulated product. The Company has no experience in marketing or distribution of its proposed products.

Manufacturing

         The Company has entered into agreements with each of Rapid Spray GmbH & Co. KG ("Rapid Spray") of Laupheim, Germany and SCA-Lohnherstellungs AG ("Swisscaps") of Kirchberg, Switzerland, European pharmaceutical manufacturers, regarding the manufacture of the Company's products in spray and gelatin bite capsule dosage forms, respectively (the "Joint Development Agreements"). Under the Joint Development Agreements the Company is responsible, among other things, to conduct any necessary clinical trials and take all action necessary to comply with the regulatory approval process. The Company will purchase all of its clinical and commercial requirements for its proposed products from such manufacturers, at a price to be negotiated by the parties.

         In addition to protection afforded by patents for which the Company has applications pending, each of the Joint Development Agreements provides that the Company has exclusive rights to market its proposed products in the United States, Europe and Japan. Each of the Joint Development Agreements also contains certain minimum purchase requirements for the Company. It is anticipated that the Company will arrange with third-party suppliers for supplies of active and inactive pharmaceutical ingredients and packaging materials used in the manufacture of the Company's proposed products. It is the Company's present intent to seek to enter into similar manufacturing arrangements for other products to be developed by it in the future.

         The Joint Development Agreements provide for the manufacture of the Company's products at prices to be mutually agreed upon and require re-negotiation of certain terms relating to per unit cost on an annual basis. The manufacture of the Company's pharmaceutical products will be subject to cGMP prescribed by the FDA, and pre-approval inspections by the FDA and foreign authorities prior to the commercial manufacture of any such products. See "Government Regulation" and "Raw Materials and Suppliers."

         The Company anticipates that its proposed products will be manufactured by its European manufacturers at their respective facilities in Germany and Switzerland. The Company intends to import completed manufactured products into the United States. In addition, the raw materials necessary for the manufacture of the Company's products will, in all likelihood, be purchased by the Company from suppliers in the United States, Europe and Japan and delivered to its manufacturers' facilities by such suppliers. Accordingly, the Company and its manufacturers may be subject to various import duties applicable to both finished products and raw materials and may be affected by various other import and export restrictions as well as other developments impacting upon international trade. These international trade factors will, under certain circumstances, have an impact both on the manufacturing cost (which will, in turn, have an impact on the cost to the Company of the manufactured product) and the wholesale and retail prices of the products to be manufactured abroad. To the extent that transactions relating to the foreign manufacture of the Company's proposed products and purchase of raw materials involve currencies other than United States dollars (i.e., Swiss francs and German marks), the operating results of the Company will be affected by fluctuations in foreign currency exchange rates.

Raw Materials and Suppliers

         The Company believes that the active ingredients used in the manufacture of its proposed pharmaceutical products are presently available from numerous suppliers located in the United States, Europe and Japan. Generally, certain raw materials, including inactive ingredients, are available from a limited number of suppliers and certain packaging materials intended for use in connection with the Company's lingual spray products are only available from sole source suppliers. Although the Company believes that it will not encounter difficulties in obtaining the inactive ingredients or packaging materials necessary for the manufacture of its products, there can be no assurance that the Company or its manufacturers will be able to enter into satisfactory agreements or arrangements for the purchase of commercial quantities of such materials. The failure to enter into agreements or otherwise arrange for adequate or timely supplies of principal raw materials and the possible inability to secure alternative sources of raw material supplies could have a material adverse effect on the ability to manufacture formulated products.

         Development and regulatory approval of the Company's pharmaceutical products are dependent upon the Company's ability to procure active ingredients and certain packaging materials from FDA-approved sources. Since the FDA approval process requires manufacturers to specify their proposed suppliers of active ingredients and certain packaging materials in their applications, FDA approval of a supplemental application to use a new supplier would be required if active ingredients or such packaging materials were no longer available from the specified supplier, which could result in manufacturing delays. Accordingly, the Company will seek to locate alternative FDA approved suppliers.

Research and Development


         During fiscal 1997 and 1996, respectively, the Company spent $171,000 and $172,000 on product research and development. In future periods, the Company intends to continue to spend significant, and greatly increasing amounts, to develop its products. See "USE OF PROCEEDS."

Government Regulation

         The development, manufacture and commercialization of pharmaceutical products is, generally subject to extensive regulation by various federal and state governmental entities. The FDA, which is the principal United States regulatory authority, has the power to seize adulterated or misbranded products and unapproved new drugs, to request their recall from the market, to enjoin further manufacture or sale, to publicize certain facts concerning a product and to initiate criminal proceedings. As a result of federal statutes and FDA regulations, pursuant to which new pharmaceuticals are required to undergo extensive and rigorous testing, obtaining pre-market regulatory approval requires extensive time and expenditures.

         Under the FDC Act, a new drug may not be commercialized or otherwise distributed in the United States without the prior approval of the FDA. The FDA approval process relating to a new drug differs, depending on the nature of the particular drug for which approval is sought. With respect to any drug product with active ingredients not previously approved by the FDA, a prospective drug manufacturer is required to submit a new drug application ("NDA"), including complete reports of pre-clinical, clinical and laboratory studies to prove such product's safety and efficacy. The NDA process generally requires, before the submission of the NDA, submission of an investigational new drug application "IND" pursuant to which permission is sought to begin preliminary clinical testing of the new drug. An NDA based on published safety and efficacy studies conducted by others may also be required to be submitted for a drug product with a previously approved active ingredient, if the method of delivery, strength or dosage is changed. Alternatively, a drug having the same active ingredients as a drug previously approved by the FDA may be eligible to be submitted under an ANDA, which is significantly less stringent than the NDA approval process.

         While the ANDA process requires a manufacturer to establish bioequivalence to the previously approved drug, it permits the manufacturer to rely on the safety and efficacy studies contained in the NDA for the previously approved drug.

         The NDA approval process generally requires between four to seven years from NDA submission to pre-marketing approval. By contrast, the ANDA process permits an expedited FDA review pursuant to which pre-marketing regulatory approval can generally be obtained in three to five years. The ANDA process is available for drugs with the same active ingredients, dosage form, strength and method of delivery as a product which has previously received FDA approval pursuant to the NDA process. Manufacturing information, including a review of chemical and physical data, stability data, facilities and processes, must also be evaluated by FDA before approval.

         The Company believes that products developed in lingual spray and soft gelatin bite capsule delivery systems (dosage forms) usually will require submission of an NDA.

         The Company estimates that the development of new formulations of pharmaceutical products, including formulation, testing and obtaining FDA approval, generally takes three to five years for the ANDA process and four to seven years for the NDA process. There can be no assurance that the Company's determinations will prove to be accurate or that pre-marketing approval relating to its proposed products will be obtained on a timely basis, or at all. The FDA application procedure has become more rigorous and costly and the FDA currently performs pre-approval and periodic inspections of each finished dosage form and each active ingredient.

         The manufacture of the Company's pharmaceutical products will be subject to current Good Manufacturing Processes (cGMP) prescribed by the FDA, pre-approval inspection by the FDA and foreign authorities prior to the commercial manufacture of such products and periodic cGMP compliance inspection by the FDA. The Company's European manufacturers will be required to be in compliance with cGMP with respect to the manufacture of the Company's products. There can be no assurance that the Company's manufacturers will be deemed to be in compliance with cGMP with respect to any particular product. To the extent that the Company's manufacturers are deemed not to be in compliance with cGMP, there can be no assurance that the Company will be able to enter into other suitable manufacturing arrangements with third parties which are in compliance with cGMP.


Competition

         The markets which the Company intends to enter are characterized by intense competition. The Company will be competing against established pharmaceutical companies which currently market products which are equivalent or functionally similar to those the Company intends to market. Prices of drug products are significantly affected by competitive factors and tend to decline as competition increases. In addition, numerous companies are developing or may, in the future, engage in the development of products competitive with the Company's proposed products. The Company expects that technological developments will occur at a rapid rate and that competition is likely to intensify as enhanced delivery system technologies gain greater acceptance. Additionally, the markets for formulated products which the Company has targeted for development are intensely competitive, involving numerous competitors and products. The Company will seek to enhance its competitive position by focusing its efforts on its novel dosage forms.

Patents and Protection of Proprietary Information


         The Company has applied for United States and foreign patent protection for the delivery systems which are the primary focus of its development activities. There can be no assurance, however, that its patent applications will be granted, or, if granted, will provide any adequate protection to the Company. The Company also intends to rely on whatever protection the law affords to trade secrets, including unpatented know-how. Other companies, however, may independently develop equivalent or superior technologies or processes and may obtain patent or similar rights with respect thereto. Although the Company believes that its technology has been developed independently and does not infringe on the patents of others, there can be no assurance that the technology does not and will not infringe on the patents of others. In the event of infringement, the Company or its European manufacturers could, under certain circumstances, be required to modify the infringing process or obtain a license, There can be no assurance that the Company or its European manufacturers would be able to do either of those things in a timely manner or at all, and failure to do so could have a material adverse effect on the Company and its business. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. If any of the products developed by the Company infringe upon the patent or proprietary rights of others, the Company could, under certain circumstances, be enjoined or become liable for damages, which would have a material adverse effect on the Company.


         The Company also relies on confidentiality and nondisclosure arrangements with its licensees and potential development candidates. There can be no assurance that other companies will not acquire information which the Company considers to be proprietary. Moreover, there can be no assurance that other companies will not independently develop know-how comparable to or superior to that of the Company.

Product Liability

         The Company may be exposed to potential product liability claims by consumers. The Company does not presently maintain product liability insurance coverage. Although the Company will seek to obtain product liability insurance prior to the commercialization of any products, there can be no assurance that the Company will obtain such insurance or, if obtained, that any such insurance will be sufficient to cover all possible liabilities. In the event of a successful suit against the Company, insufficiency of insurance coverage could have a material adverse effect on the Company. In addition, certain food and drug retailers require minimum product liability insurance coverage as a condition precedent to purchasing or accepting products for retail distribution. Failure to satisfy such insurance requirements could impede the ability of the Company or its distributors to achieve broad retail distribution of its proposed products, which would have a material adverse effect upon the business and financial condition of the Company.

Customer Dependence


         Since inception, substantially all of the Company's revenues have been derived from consulting activities primarily in connection with product development for various pharmaceutical companies. Among other things, the Company works with its European clients to obtain regulatory approvals for new drug formulations in the United States. For the year ended July 31, 1997, consulting activities relating to the Company's two largest clients accounted for approximately 24% and 23% respectively, of the Company's revenue. For the year ended July 31, 1996 consulting activities relating to the Company's three largest clients accounted for approximately 60%, 14% and 10% respectively, of the Company's revenue. The contract with the Company's largest customer for fiscal 1996, was non-recurring in nature.

Employees

         The Company currently has four full-time employees, two of whom are executive officers of the Company, one of whom is a project manager and one of who is engaged in administrative functions. In addition to the foregoing, the Company has arrangements with two individuals acting as the Company's European representatives. Following the closing of this offering, the Company expects these arrangements to be formalized, although no assurance can be given that mutually acceptable agreements will be reached. The success of the Company will be dependent in part, upon its ability to hire and retain additional qualified marketing, technical and financial personnel, including a Comptroller or Chief Financial Officer. There can be no assurance that the Company will be able to hire or retain such necessary personnel.

Legal Proceedings

         The Company is not a party to any material legal proceedings.

Properties

         The Company's executive offices are located in an approximately 800 square feet facility located at 43 Emery Avenue, Flemington, New Jersey. The Company occupies the premises under a month to month tenancy. Should this tenancy be terminated for any reason, there is ample comparable space available in the area for the Company to occupy. Since the manufacture of the Company's products are conducted by outside vendors, the Company does not own or lease any production or manufacturing facilities. The Company believes the Flemington facility will adequately serve its needs for the foreseeable future.

                                   MANAGEMENT

Directors and Executive Officers

         The directors and executive officers of the Company and their ages and positions with the Company are as follows:

         Name                       Age           Positions with the Company

John J. Moroney                     43            Chairman of the Board

Harry A. Dugger, III, Ph.D.         61            President and Director

Jean-Marc Maurette, Ph.D.           52            Director

Robert F. Schaul                    57            Secretary and Director

John R. Toedtman                    51            Director

Jack J. Kornreich                   58            Director


         John J. Moroney, Chairman of the Board. Mr. Moroney has been Chairman of the Company since May 1992. From May 1992 to November 1994, Mr. Moroney was also the Company's Chief Executive Officer. Mr. Moroney currently is President of Landmark Financial Corp., Harrington Park, New Jersey, a private financial consulting company. From 1985 to 1992, Mr. Moroney was a Managing Director of Corporate Finance for the investment banking firm of Ladenburg, Thalmann & Co., Inc., specializing in the pharmaceutical and healthcare industries. Mr. Moroney received a BS in 1975 and an MBA in 1997, both from Fordham University.


         Harry A. Dugger, III, Ph.D., President and Director. Dr. Dugger is a founder of the Company and has been President and a director of the Company since its inception in May 1982. Prior to founding the Company, from June 1980 to November 1982, Dr. Dugger was employed as Vice President of Research and Development by Bauers-Kray Associates, a company engaged in the development of pharmaceutical products. From 1964 to 1980, Dr. Dugger was Associate Section Head for Research and Development at Sandoz Pharmaceuticals Corporation. Dr. Dugger received an MS in Chemistry from the University of Michigan in 1960 and received a Ph.D. in Chemistry from the University of Michigan in 1962.

         Robert F. Schaul, Secretary and Director. Mr. Schaul has been a Director of the Company since November 1991 and was Vice President, Secretary and General Counsel of the Company from November 1991 to February 1995. He has advised the Company since its formation. Since 1995, Mr. Schaul has been Vice

President and General Counsel of Landmark Financial Corp. From 1989 to 1991, Mr. Schaul was a partner with the law firm of Glynn, Byrnes and Schaul, and for twenty years prior thereto was an attorney and partner with the law firm Kerby, Cooper, English, Schaul & Garvin, specializing in business law and business related litigation. Mr. Schaul received a BA from New York University in 1961 and a JD from Harvard University in 1964.

         Jean-Marc Maurette, Ph.D., Director. Mr. Maurette has been a director of the Company since June 1992 and from August 1986 to August 1996 was the Company's European Representative, with his office in Paris, France. Before his employment by the Company, Mr. Maurette was a consultant in the European biotechnology and pharmaceutical industry. From 1994 to August 1996, Mr. Maurette was Chief Operating Officer of Centre Europeen de Bioprospective, Cedex, France, a technological development authority of the Normandy region of France. From 1991 to 1994, Mr. Maurette was Licensing Manager for Pharmascience Laboratories, a French manufacturer of nutritional food supplements. From 1981 through August 1991, Mr. Maurette was President of L.A.B. Sarl, a French subsidiary of L.A.B. GmbH & Co., a clinical pharmacology contractor.


         John R. Toedtman, Director. Mr. Toedtman has been a director since August 1992. Mr. Toedtman has been a director of Vital Signs, Inc., a medical device manufacturer, since 1988, and a director of Noxso Corporation, an air pollution control process developer, since 1986. From May 1990 to May 1996, Mr. Toedtman was Chairman and Chief Executive Officer of GenRx, Inc. (formerly American Veterinary Products, Inc.), a veterinary generic pharmaceutical manufacturer. Since 1986, Mr. Toedtman has been a consultant in the area of financial planning, management and strategic planning.

         Jack J. Kornreich has been a director of the Company since 1996. He is presently retired. Before retirement, from 1989 to 1993, Mr. Kornreich was Executive Vice President and General Counsel of Bolar (renamed Circa Pharmaceuticals Corp. and now named Watson Pharmaceutical Corp.). From 1984 to 1989, Mr. Kornreich practiced law as a partner in the firm of Baum & Kornreich (from 1980 to 1984 the firm was named Baum, Skigen & Kornreich). From 1975 to 1989, Mr. Kornreich was in private practice.

Director Compensation

         The Directors of the Company are elected annually and serve until the next annual meeting of stockholders and until a successor shall have been duly elected and qualified. Directors of the Company who are not employees or consultants do not receive any compensation for their services as members of the Board of Directors, but may be reimbursed for expenses incurred in connection with their attendance at meetings of the Board of Directors. Directors may be removed with or without cause by a vote of the majority of the stockholders then entitled to vote.

         Subject to the terms of applicable employment agreements, officers of the Company are appointed by and serve at the discretion of the Board of Directors.

Compensation Committee

         Harry A. Dugger, III, Ph.D. and John J. Moroney are members of the Compensation Committee which reviews and makes recommendations with respect to compensation of officers, employees and consultants, including the granting of options under the Company's 1997 Stock Option Plan.

Executive Compensation


         The following table sets forth a summary for the fiscal years ended July 31, 1997, 1996, and 1995, respectively, of the cash and non-cash compensation awarded, paid or accrued, by the Company to the President and to the Company's two most highly compensated executive officers who were serving as such at the end of fiscal 1997 (collectively, the "named executive officers"). The Company at no time during the last three fiscal years had more than three named executive officers.




                           SUMMARY COMPENSATION TABLE

                                                                   Long-Term
                                                                  Compensation
     Name and                     Fiscal      Annual               Options by           All Other
Principal Position                 Year    Compensation           No. of Shares        Compensation
------------------                ------   -------------         --------------        ------------
                                             Salary        Bonus
                                             ------       -------
Harry A. Dugger, III, Ph.D.,       1997       150,000        --        300,000           $      -
President and CEO                  1996        43,334        --        200,000                  -
                                   1995        23,500        --              -                  -

John J. Moroney, Chairman          1997            --        --        300,000                  -
                                   1996            --        --        200,000                  -
                                   1995            --        --              -                  -

Robert Schaul, Secretary           1997            --(1)     --                                -
                                   1996        10,500        --         20,000                 -
                                   1995        53,000        --              -                 -

(1)  See "CERTAIN TRANSACTIONS -- Legal Fees."

         Except as otherwise provided herein, the Company does not have any annuity, retirement, pension, deferred or incentive compensation plan or arrangement under which any executive officers are entitled to benefits, nor does the Company have any long-term incentive plan pursuant to which performance Shares or other forms or compensation are paid. The Company does have a 401(k) profit sharing plan in which all employees are eligible to participate. Executive officers who qualify will be permitted to participate in the Company's 1992 and 1997 Stock Option Plans. See "Stock Option Plans." Executive officers who are employees participate in the Company's group life, health and hospitalization plan which is available generally to all employees.

Employment Agreements


         Effective as of the date of this Prospectus, the Company entered into employment agreements with Dr. Harry A. Dugger, III, Ph.D. for his services as President and Mr. John J. Moroney for his services as Chairman. Each agreement is for a base term of three (3) years, and is thereafter renewable for additional periods of one (1) year, unless the Company gives notice to the contrary. The Agreements provide for a base salary of $200,000 and $150,000, respectively and annual cost of living adjustments equal to the greater of the increase the consumer price index or 7.5%, with additional such increases and bonuses as shall be approved by the Board. Dr. Dugger will also receive an additional cash bonus of $10,000 for each NDA of the Company's products which is accepted for filing by the U.S. Food and Drug Administration as well as the use of a Company owned or leased and insured automobile chosen by the Company

         The agreements also provide for certain non-competition and non-disclosure covenants of the executives. However, with respect to the non-competition covenants, a state court may determine not to enforce such provisions or only partially enforce such provisions. Additionally, the agreements provide for certain Company paid fringe benefits such as disability insurance and inclusion in pension, profit sharing, stock option, savings, hospitalization and other benefit plans at such times as the Company shall adopt them. The agreements also provide for the payment of certain additional severance compensation in the event that at any time during the term thereof (i) the agreement is terminated by the executive with good reason (as defined), in which event the executive is entitled to the balance of his remaining contract value payable over the remaining term of the contract or (ii) terminated by the executive due to a change in control (as defined) in which event the executive is entitled to the payment of 2.99 times his base salary at the time of the Change in Control (as defined). The Company believes that the change in control provisions in these agreements may tend to discourage attempts to acquire a controlling interest in the Company and may also tend to make the removal of management more difficult; however, the Company believes such provisions provide security and decision-making independence for its executive officers.

         In connection with these employment agreements the Company granted stock options (outside of the Plans) to Dr. Dugger and Mr. Moroney to purchase 300,000 shares respectively, at an exercise price of $1.84 per share.


Stock Option Plans

         The Company's 1992 Stock Option Plan and 1997 Stock Option Plan (the "Plans") adopted by the Company's Board of Directors and stockholders in May 1992 and February 1997, respectively, provide for the issuance of options ("Options") to employees, officers and, under certain circumstances, directors of and consultants to the Company ("Eligible Participants"). Options granted under the Plans may be either "incentive stock options" ("ISOs") as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or "nonqualified stock options" ("NQSOs"). The Plans do not provide for the issuance of stock appreciation rights, restricted stock awards or deferred stock awards.

         Management believes that, in view of the anticipated expansion of the Company's operations over the next several years, the Company will be faced with an increasing need for additional qualified personnel. The Company believes that its ability to offer employees potential equity ownership through the grant of Options and other awards will enhance the Company's ability to attract and retain qualified personnel, without unnecessarily depleting the Company's cash resources.

         The 1997 Stock Option Plan is administered by Harry A. Dugger, III, Ph.D. and John J. Moroney, who constitute the Compensation Committee of the Board of Directors ("Committee"), and the 1992 Stock Option Plan is administered by the entire Board. For purposes of the following discussion, the term Committee will be used to reference the Committee with respect to the 1997 Stock Option Plan and the Board with respect to the 1992 Stock Option Plan, as applicable. The Committee has sole discretion and authority, consistent with the provisions of the Plans, to select the Eligible Participants to whom Options will be granted under the Plans, the number of shares which will be covered by each Option and the form and terms of the agreement to be used. All employees and officers of the Company (except for members of the Committee) are eligible to participate in the Plans. Directors are eligible to participate only if they have been declared to be "eligible directors" by resolution of the Board of Directors. Members of the Committee are not Eligible Participants.

         At April 30, 1997, two persons were eligible to receive ISOs under the Plans.

         Options. The Committee is empowered to determine the exercise price of Options granted under the Plans, but the exercise price of ISOs must be equal to or greater than the fair market value of a share of Common Stock on the date the Option is granted (110% with respect to optionees who own at least 10% of the outstanding Common Stock). The Committee has the authority to determine the time or times at which Options granted under the Plans become exercisable, but Options expire no later than ten years from the date of grant (five years with respect to Optionees who own at least 10% of the outstanding Common Stock of the Company). Options are nontransferable, other than by will and the laws of descent, and generally may be exercised only by an employee while employed by the Company or within 90 days after termination of employment (one year from termination resulting from death or disability).

         No incentive stock option may be granted to an Employee if, as the result of such grant, the aggregate fair market value (determined at the time each option was granted) of the shares with respect to which incentive stock options are exercisable for the first time by such Employee during any calendar year (under all such plans of the Company and any parent and subsidiary) exceeds $100,000. The Plans do not confer upon any Employee any right with respect to the continuation of employment by the Company, nor do the Plans interfere in any way with the Employee's right or the Company's right to terminate the Employee's employment at any time.


         A total of 1,000,000 shares of Common Stock is currently reserved for issuance under the Plans, evenly divided among each of the 1992 and 1997 Stock Option Plan. As of the date of this Prospectus, there are outstanding options to purchase an aggregate of 482,000 shares and 200,000 of Common Stock under the 1992 Stock Option Plan and 1997 Stock Option Plan, respectively, of which ISOs to purchase 54,348 shares were issued to each of Messrs. Dugger and Moroney, NQSOs to purchase 145,652 shares were issued to each of Messrs. Dugger and Moroney, and NQSOs to purchase 80,000 shares were issued (20,000 shares each) to Messrs. Maurette, Kornreich, Schaul and Toedtman having an exercise price of $1.67 per share. The options issued to Messrs. Dugger and Moroney have an exercise price of $1.84 per share. All of the foregoing options vested immediately upon grant.

                             PRINCIPAL STOCKHOLDERS


         The following table sets forth as of August 1, 1997 certain information regarding the ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each of the Company's directors, and (iii) all of the Company's executive officers and directors as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Under this Rule, certain shares may be deemed to be beneficially owned by more than one person (such as where persons share voting power or investment power). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person's actual ownership or voting power at any particular date.


 Name and Address or                                Amount and Nature of           Percentage of Class
 Number inGroup(2)                                 Beneficial Ownership(1)         --------------------
----------------------                             ------------------------      Before          After
                                                                                Offering        Offering
                                                                               -----------    ------------
 Harry A. Dugger, III, Ph.D.                            1,679,003(3)              47.3%           33.9%
 John J. Moroney                                          873,080(4)              29.6%           17.7%
 Robert F. Schaul                                          59,286(5)               2.3%            1.3%
 Jean-Marc Maurette                                        40,476(5)               1.5%               *
 John R. Toedtman                                          20,000(5)                  *               *
 Jack R. Kornreich                                         20,000(5)                  *               *
    Corporation                                           389,350                 15.0%            8.8%
 311 Bonnie Circle
 Corona, CA  91720
 Estate of William D. Swift,
 Jr., Columbus, Georgia                                   192,870                  7.4%            4.3%
 All Officers and Directors as a                        2,691,845(3)(4)(5)        67.7%           48.7%
 group (6 persons)

-------------------------
(*)      less than 1%.
1 Except as otherwise indicated, each named holder has, to the Company's knowledge, sole voting and investment power with respect to the shares indicated. The "after offering" column assumes that the Bridge Notes are converted to Common Stock concurrently with the closing of this offering.

2 With the exception of Watson Pharmaceutical Corporation and Saggi Capital Corporation, the address of all holders in the table is 43 Emery Avenue, Flemington, New Jersey 08822.


3 Includes options to purchase 200,000 shares of common stock issued under the 1992 Stock Option Plan; 450,000 shares issuable upon conversion of the Bridge Notes, options to purchase 300,000 shares of Common Stock issued outside of the Plans; 60,000 shares beneficially owned by his daughter Christina Dugger Sommers and 60,000 shares beneficially owned by his son Andrew Dugger. Dr. Dugger may be deemed to be a "parent" of the Company as such term is defined under the Federal securities laws.


4 Includes options to purchase 200,000 shares of common stock issued under the 1992 Stock Option Plan; options to purchase 300,000 shares of Commons Stock issued outside of the Plans; 150,000 shares issuable upon conversion of the Bridge Notes; 73,080 shares owned jointly with his wife, and 50,000 shares owned by each of his three sons, Matthew, Timothy and Sean.

5 Includes options to purchase 20,000 shares of common stock issued under the 1992 Stock Option Plan.


                              CERTAIN TRANSACTIONS

Stockholder Loans


         During fiscal 1996 and 1995, Dr. Dugger and Mr. Moroney made periodic advances to the Company for working capital and general corporate purposes. Balances outstanding at the end of fiscal 1996 and fiscal 1995 were $15,000 and $0, respectively. Loans made during fiscal 1997 are discussed immediately below.


Bridge Financing

         In July 1997, the Company borrowed an aggregate of $300,000 from Messrs. Moroney and Dugger, who financed this loan with proceeds realized upon the private sale of a portion of their holdings of Common Stock, 450,000 and 150,000 shares were sold, respectively. This loan is evidenced by certain notes which carry a term of 15 months and an interest rate of 7%. These notes are convertible at the option of the holders into Common Stock at a conversion price of $.50 per share, the same price at which Messrs. Dugger and Moroney sold their shares. While the terms of the notes do not require them to be converted into Common Stock, the Company has been advised by each of the holders that they will exercise this conversion right after the closing of this offering.

Consulting Fees


         During fiscal 1995, 1996 and 1997, the Company paid consulting fees to Landmark Financial Corp., a corporation wholly owned by Mr. Moroney, of $140,000, $563,000, and $15,000 respectively. Messrs. Moroney and Schaul are President and Vice President, respectively, of Landmark Financial Corp. All but approximately $45,000 of the $563,000 paid in fiscal 1996 to Landmark was earned in connection with the non-recurring consulting fee of $2,070,000 received for merger advice. All but $55,000 paid in fiscal 1995 was attributable to this non-recurring transaction. These consulting fees were paid in connection with services rendered to the Company by Landmark with respect to contracts with the Company requiring Mr. Moroney's personal services.

Legal Fees

         During fiscal 1997, the Company paid Mr. Schaul approximately $53,000 in legal fees. See Note 4 to the financial statements.


Conversion Agreements

         During fiscal 1994, Watson Pharmaceutical Corp. (formerly Circa Pharmaceutical), a licensee that made advances to the Company in prior periods, agreed to convert the principal amount of such advances, into an aggregate of 389,350 shares of the Company's common stock. The advances, which aggregated $650,000, were made to the Company in 1991 and 1992.

         During fiscal 1994, all holders of the Company's 9% Senior Notes (the "9% Notes"), which were issued in a private placement in May 1992 when the Company was then considering a public offering, agreed to convert an aggregate of $737,500 principal amount of such notes into common stock of the Company at a conversion price of $1.67 per share. Holders of the 9% Notes, which matured in November 1993, received in cash all accrued interest through the date of conversion, and also received at the time of issuance of the 9% Notes, an aggregate of 127,204 shares of common stock.

Employment Agreements

         See "MANAGEMENT - Employment Agreements."

         All future transactions with officers, directors or five percent (5%) stockholders of the Company will be on terms no less favorable to the Company than those obtainable from third parties on an arms-length basis.

                            DESCRIPTION OF SECURITIES

General

         The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, par value $.01, and 1,000,000 shares of Preferred Stock, par value $.01 per share. The following statements are brief summaries of certain provisions relating to the Company's capital stock.

Preferred Stock

         The Board of Directors is authorized to issue 1,000,000 shares of Preferred Stock in one or more series with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Common Stock. In the event of issuance, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing an acquisition of a change in control of the Company. The Company does not currently intend to issue any shares of its Preferred Stock and none is currently outstanding.

         Pursuant to the terms of the Underwriting Agreement, the Company may not issue capital stock for a period of 36 months from the effective date of this Prospectus without prior written consent of the Underwriter.


Description of Common Stock

         As of July 30, 1997, the Company had outstanding 2,597,390 shares of Common Stock held by 42 stockholders. Each holder of Common Stock is entitled to one vote per share in the election of directors and on all other matters submitted to a vote of stockholders. The Common Stock has no cumulative voting rights. The holders of shares of Common Stock have no preemptive rights and are entitled to share ratably in any dividends when, as and if declared by the Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock. There are no pre-emptive or conversion rights, and the shares are not subject to redemption. All shares of Common Stock now outstanding and shares to be outstanding upon completion of this offering are, and will be, fully paid and non-assessable.

         The Company's by-laws which govern the rights of stockholders of the Company in accordance with statutory guidelines set forth under the Business Corporation Act of the State of New Jersey, provide that such by-laws may be amended by a majority vote of the stockholders or by a majority vote of the Board of Directors. Any amendment of the by-laws by action of the Board of Directors is subject to further amendment or repeal by a majority vote of the stockholders.

         Stockholders do not have cumulative voting rights for the election of directors. Therefore, the holders of more than 50% of the shares voting for the election of directors could, if they chose to do so, elect all of the directors, and in such event, the holders of the remaining shares would not be able to elect any directors. See "PRINCIPAL STOCKHOLDERS."

         The Company has not paid any dividends since its organization. While the payment of dividends rests within the discretion of the Board of Directors, the Company presently intends to retain all earnings, if any, in the foreseeable future for use in the development of its business. It is not anticipated that dividends will be paid in the foreseeable future. Moreover, there can be no assurance that dividends can or will ever be paid.

         Presently, there is no market for any of the Company's securities and there is no assurance that any such market will ever develop or, if developed, will be sustained.

         There are no provisions discriminating against any existing or prospective holder of the Company's Common Stock as a result of such holder owning a substantial amount of the Company's Common Stock.

         With the exception of the authorized and unissued Preferred Stock, there is no provision in the Company's charter or by-laws that would have the effect of delaying, deferring or preventing a change in control in the Company or that would operate only with respect to an extraordinary corporate transaction involving the Company, such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Company's assets, or liquidation.

Description of the Units


         The Units offered hereby consist of two shares of Common Stock and two Redeemable Class A Common Stock Purchase Warrants.

         Each of the Shares and Class A Warrants will be issued in fully registered form and will be separately tradable immediately upon issuance. American Stock Transfer and Trust Company will act as the Company's transfer agent and registrar with respect to the Common Stock and warrant agent and registrar with respect to the Warrants.


Description of the Class A Warrants

         The following statements are summaries of the Warrant Agreement (defined below) and are qualified in their entirety by reference to the Warrant Agreement, which is incorporated herein in its entirety by reference.

         The Warrants will be issued pursuant to a warrant agreement (the "Warrant Agreement") among the Company, the Underwriter and American Stock Transfer and Trust Company, as Warrant Agent, and will be evidenced by Warrant certificates in registered form.


         Each Class A Warrant entitles the holder to purchase one share of Common Stock at an exercise price, subject to adjustment, of $4.40 at any time during the period commencing one year from the date of this Prospectus and ending at 5:00 P.M., New York City time, on the fifth anniversary of the date of this Prospectus (the "Expiration Date"), unless previously redeemed.

         The Warrants are subject to redemption by the Company upon 30 days written notice at $.10 per Warrant, commencing 18 months from the effective date of the Prospectus or earlier with the consent of the Underwriter, if the last sale price of the Common Stock has been at least 200% of the current Warrant exercise price, subject to adjustment, for at least twenty consecutive trading days ending within three days prior to the date on which notice of redemption is given. The right to purchase the Company's Common Stock will be forfeited unless exercised before the date of notice.


         The Warrants provide for adjustment of the exercise price and for a change in the number of shares issuable upon exercise if the Company (a) pays a dividend or makes a distribution on its shares of Common Stock which is paid or made in shares of Common Stock, (b) subdivides or reclassifies its outstanding shares of Common Stock, (c) combines its outstanding shares of Common Stock into a smaller number of shares of Common stock, (d) issues shares of Common Stock, or issues rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock), at a price per share less than the then current market price, or (e) distributes to all holders of its Common Stock evidences of its indebtedness or assets (excluding any dividend paid in cash out of legally available funds) subject to the limitation that adjustments by reason of any of the foregoing need not be made until they result in a cumulative change in the exercise price of at least $.10. The exercise price will not be adjusted upon the exercise of Class A Warrants, the exercise of options common stock purchase warrants outstanding on the date hereof, or upon the grant or exercise of stock options pursuant to a plan, approved by the Company's stockholders, such as the Company's 1992 Stock Option Plan or 1997 Stock Option Plan.

         Warrants may be exercised upon surrender of the Warrant certificate on or prior to the Expiration Date (or earlier redemption date) at the office of American Stock Transfer & Trust Company, the Warrant Agent, with the Subscription Form on the reverse side of the Warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check payable to the order of the Company) for the number of shares with respect to which the Warrants are being exercised. Shares issued upon exercise of Warrants and payment in accordance with the terms of the Warrants will be fully paid and non-assessable.

         The exercise price of the Warrants were determined by negotiation between the Company and the Underwriter and should not be construed to be predictive of or to imply that any price increases will occur in the Company's securities.


         The Warrants do not confer upon the Warrant holder any voting or other rights of a stockholder of the Company. Upon notice to the Warrant holders, the Company has the right to reduce the exercise price or extend the Expiration Date of the Warrants.

Description of Other Warrants

         In May 1995, the Company entered into an agreement with Creative Technologies, Inc. (f/k/a ETR Associates, Inc.) to assist the Company in finding suitable business opportunities. In December of 1996, the Company amended this agreement and issued warrants to purchase an aggregate of 100,000 shares of Common Stock at an exercise price of $2.50 per share. The warrants vest in accordance with certain performance conditions in the agreement to be satisfied by Creative.

Description of the Bridge Notes

         In July 1997, Messrs. Moroney and Dugger loaned the Company $225,000 and $75,000, respectively. These loans were evidenced by notes carrying a term of 15 months and an interest rate of 7%. These notes are convertible at the option of the holders into Common Stock at a conversion price of $.50 per share at anytime prior to full satisfaction of the notes. While the terms of these notes do not require them to be converted into Common Stock, the Company has been advised by each of the holders that they will exercise this conversion right concurrent with the closing of this offering.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this offering, the Company will have outstanding 3,997,390 shares (4,597,390 shares if Bridge Notes are converted) of Common Stock. All securities acquired in this offering, other than those that may be acquired by "affiliates" of the Company as defined in Rule 144 under the Act, will be freely transferable without restriction or further registration under the Act.

         All of the shares of the Common Stock currently outstanding are restricted securities (the "Restricted Shares") as defined in Rule 144 under the Act, and under certain circumstances may be sold without registration pursuant to Rule 144. Approximately 636,195 of the Restricted Shares are held by non-affiliates. All Restricted Shares have been beneficially owned for at least two (2) years.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including persons who may be deemed to be affiliates of the Company (as defined under the Act), who beneficially owns restricted securities for at least one year, is entitled to sell within any three month period a number of shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock, or (ii) the average weekly trading volume of the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. However, a person who is not an affiliate of the Company and has beneficially owned restricted securities for at least two years is entitled to sell such shares without regard to the volume or other resale requirements pursuant to Rule 144(k).

         Certain of the Company's principal stockholders, as well as all of its officers and directors have agreed not to publicly offer, sell or otherwise dispose of directly or indirectly, any of the Company's securities owned by them, for a period of thirty-six (36) months from the date of this Prospectus, without the prior written consent of the Underwriter. Prior to this offering, there has been no market for the Common Stock and no representations can be made of the effect, if any, that market sales of Restricted Shares or the availability of Restricted Shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of substantial amounts of Restricted Shares in the public market (pursuant to Rule 144 or otherwise) could adversely affect the prevailing market price of the Common Stock.

         In addition, the holders of the Placement Warrants as well as the Underwriters Underwriter's Options, contain provisions requiring registration of the Common Stock underlying such instruments, which, if effected, could have an adverse impact on the prevailing market price of the Common Stock.

Listing on the Boston Stock Exchange and the Nasdaq SmallCap Stock Market

         The Company has been approved for listing of the Units, Common Stock and Warrants on the Boston Stock Exchange under the symbols "----," "------" and "------," respectively and for trading on the Nasdaq SmallCap Stock Market under the symbols "----," "------" and "------," respectively.

         No assurance can be given that the prices of such securities will be so quoted or that a trading market for the Company's securities will develop or be sustained, or at what price the securities will trade.

Transfer/Warrant Agent and Registrar

         American Stock Transfer & Trust Company, New York, New York, is the transfer and warrant agent and registrar for the securities of the Company.

New Jersey Shareholder Protection Act

         The Company is subject to the New Jersey Shareholder Protection Act (the "Protection Act") which restricts certain business combinations by the Company with any of its 10% stockholders. Generally, the Protection act prohibits a resident domestic New Jersey corporation with its principal executive offices and significant business operations in New Jersey from engaging in any business combination (defined generally as any merger, consolidation, sale, lease, exchange, mortgage or pledge, or any stock transfer, securities reclassification, liquidation or dissolution, excluding certain transaction involving assets securities which have a market value below that specific in the Protection Act) with an "Interested Shareholder" (defined generally as any person who is the beneficial owner of 10% or more of the voting power of the outstanding shares or any affiliate of the Corporation who at any time within the five-year period immediately prior to the date of the business combination has been the beneficial owner of 10% or more of the voting power of the outstanding share) for a period of five years from the date the Interested Shareholder became an Interested Shareholder, unless such transaction is approved by the board of directors prior to the date the shareholder became an interested Shareholder. In addition, the Protection Act prohibits any business combination at any time with an Interested Shareholder other than a transaction that (i) is approved by the board of directors of the applicable company prior to the date the Interested Shareholder became the Interested Shareholder; or
(ii) is approved by the affirmative vote of the holders of two-thirds of the voting shares not beneficially owned by the Interested Shareholder at a meeting called for that purpose; or (iii) satisfies certain stringent price and terms criteria.

         Certain stockholders may consider the Protection Act to have disadvantageous effects. Tender offers or other non-open market acquisitions of shares by persons attempting to acquire control through market purchases may cause the market price of the shares to reach levels that are higher than would be otherwise the case. The Protection act may discourage any or all of such acquisitions, particularly those of less than all of the Company's shares, and any thereby deprive certain holders of the Company's shares of an opportunity to sell their shares at a temporarily higher market price.

         These provisions could have the effect of delaying, deferring or preventing a change of control of the Company. The Commission has indicated that the use of authorized unissued shares of voting stock could have an anti-takeover effect. In such cases, various specific disclosures to the stockholders are required.

                                  UNDERWRITING


         Subject to the terms and conditions set forth in the underwriting agreement by and between the Company and the Underwriter (the "Underwriting Agreement"), the Underwriter has agreed to purchase for the Company, and the Company has agreed to sell to the Underwriter, an aggregate of 625,000 Units, at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus.


         The Underwriting Agreement provides that the obligations of the Underwriter to pay for and accept delivery of certificates representing the Units is subject to certain conditions precedent, and that the Underwriter will purchase all of the Units offered hereby on a "firm commitment" basis if any are purchased.

         The Underwriter has advised the Company that it proposes initially to offer the Units directly to the public at the initial public offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $___ per Unit. After the initial public offering, the public offering price and concession may be changed.


         The Company has granted to the Underwriter an option, exercisable during the 45-day period after the date of this Prospectus, to purchase up to an aggregate of 93,750 additional Units at the initial per Unit public offering price less the underwriting discounts and commissions set forth on the cover page of this Prospectus. The Underwriter may exercise this option only to cover over-allotments, if any, made in connection with the sale of the Units offered hereby.

         The Company has agreed to pay to the Underwriter a non-accountable expense allowance equal to 3% of the gross proceeds of this offering, including any Units purchased pursuant to the Underwriter's over-allotment option, no portion of which has been paid to date.

         The Company and the Underwriter have agreed to indemnify each other against, or to contribute to losses arising out of, certain civil liabilities in connection with this offering, including liabilities under the Securities Act.

         The Company and all of its current stockholders have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock or rights to acquire shares of Common Stock without the prior written consent of the Underwriter for a period of three years after the date of this Prospectus.


         The Company has agreed to sell to the Underwriter, for an aggregate price of $62.50, the right to purchase up to an aggregate of 62,500 Units (the "Underwriter's Options"). The Underwriter's Options will be exercisable for a four-year period commencing one year after the date of the Prospectus, at a per Unit exercise price equal to 120% of the initial per Unit public offering price of the Units being offered hereby. The Units underlying the Underwriter's Options have the same terms and conditions as the Warrants to be sold to the public in this offering, except that they are subject to redemption by the Company at any time after the Underwriter's Options have been exercised and the underlying Warrants are outstanding. The Underwriter's Options may not be sold, assigned, transferred, pledged or hypothecated for a period of five years from the date of this Prospectus except to the Underwriter or its officers.


         The Company has agreed to file, during the four-year period beginning one year from the date of this Prospectus, on two separate occasions (on only one occasion at the cost of the Underwriter), at the request of the holders of a majority of the underwriter's Options and the underlying shares of Common Stock and Warrants, and to use its best efforts to cause to become effective, a post-effective amendment to the Registration Statement or a new registration statement under the Securities Act, as required to permit the public sale of the shares of Common Stock and Warrants issued or issuable upon exercise of the Underwriter's Options. In addition, the Company has agreed to give advance notice to holders of the Underwriter's Options. In addition, the Company has agreed to give advance notice to holders of the Underwriter's Options of its intention to file certain registration statements commencing one year and ending five years after the date of the Prospectus, and in such case, holders of such Underwriter's Options or underlying shares of Common Stock and Warrants shall have the right to require the Company to include all or part of such shares of Common Stock and Warrants underlying such Underwriter's Options in such registration statement at the Company's expense.

         For the life of the Underwriter's Options, the holders thereof are given the opportunity to profit from a rise in the market price of the shares of Common Stock and Warrants, which may result in a dilution of the interests of other stockholders. As a result, the Company may find it more difficult to raise additional equity capital if it should be needed for the business of the Company while the Underwriter's Option are outstanding. The holders of the Underwriter's Options might be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain additional equity capital on terms more favorable to the Company than those provided by the Underwriter's Option. Any profit realized on the sale of the shares of Common Stock issuable upon the exercise of the Underwriter's Options may be deemed additional underwriting compensation.

         The underwriting agreement provides for the Underwriter to receive a finder's fee, ranging from 5% of the first $3,000,00 down to 1% of the excess over $10,000,000 of the consideration involved in any capital business transaction (including mergers and acquisitions) consummated by the Company in which the Underwriter introduced the other party to the Company during the five-year period following the completion of the offering.


         The Underwriting Agreement provides that, for a period of two years from the date of the Prospectus, the Company will nominate a person selected by the Underwriter, and reasonably acceptable to the Company, for election to serve as a member of the Company's Board of Directors. As of the date of this Prospectus, the Underwriter has not selected its nominee to the Company's Board.


         Upon the exercise of the Warrants, the Company will pay the Underwriter a fee of 5% of the aggregate exercise price if (i) the market price of its Common Stock on the date the Warrant is exercised is greater than the then exercise price of the Warrants; (ii) the exercise of the Warrant was solicited by a member of NASD and the customer states in writing that the transaction was solicited and designates in writing the broker-dealer to receive compensation for the exercise; (iii) the Warrant is not held in a discretionary account; (iv) disclosure of compensation arrangements were made both at the time of the offering and at the time of exercise of the Warrants; and (v) the solicitation of exercise of the Warrant was not in violation of Regulation M promulgated under the Exchange Act.

         The Commission has recently adopted Regulation M to replace Rule 10b-6 and certain other rules promulgated under the Exchange Act. Regulation M may prohibit the Underwriter form engaging in any market making activities with regard to the Company's securities for the period from five business days (or such other applicable period as Regulation M may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Underwriter may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

         Prior to this offering there has been no public trading market for the Company's securities. The initial public offering price of the Units and the exercise price and the terms of the Warrants have been determined by negotiation between the Company and the Underwriter. Factors considered in determining the initial public offering price, in addition to prevailing market conditions, included the history of and prospects for the industry in which the Company competes, an assessment of the Company's management, the prospects of the Company, its capital structure and such other factors as were deemed relevant.

         The foregoing includes a summary of all of the material terms of the Underwriting Agreement and does not purport to be complete. Reference is made to the copy of the Underwriting Agreement that is on file as an exhibit to the Registration Statement of which this Prospectus is a part.

         The Underwriter has informed the Company that no sales will be made to any account over which the Underwriter exercises discretionary authority.

                                  LEGAL MATTERS

         The validity of the issuance of Common Stock offered hereby will be passed upon for the Company by Reed Smith Shaw & McClay LLP, One Riverfront Plaza, Newark, New Jersey. Certain legal matters will be passed upon for the Underwriter by Bernstein & Wasserman, LLP, 950 Third Avenue, New York, New York.

                                     EXPERTS


         The financial statements of Flemington Pharmaceutical Corporation at July 31, 1997, and for each of the two years in the period ended July 31, 1997, appearing in this Prospectus and Registration Statement have been audited by Wiss & Company, LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein. Such financial statements are included herein and therein in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION


         The Company has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement on Form SB-2 (No. 333-33201) under the Securities Act of 1933, as amended, with respect to the securities offered hereby, reference is made to the Registration Statement and the financial statements and exhibits filed as a part thereof. Statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at the Public Reference Room of the Securities and Exchange Commission Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Securities and Exchange Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of each such document may also be obtained from the Securities and Exchange Commission at its principal office in Washington, D.C. upon payment of the charges prescribed by the Securities and Exchange Commission or are available at its Web site at www.sec.gov.

         Upon consummation of this offering, the Company will become subject to the informational requirements of the Exchange Act of 1934, as amended, and in accordance therewith will file reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Securities and Exchange Commission's New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048, and at its Midwest Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of each document may be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates.

                      FLEMINGTON PHARMACEUTICAL CORPORATION


                          INDEX TO FINANCIAL STATEMENTS







Report of Independent Auditors                                          F-2

Financial Statements:

     Balance Sheet at July 31, 1997                                     F-3

     Statements of Operations for the
         Years Ended July 31, 1997 and 1996                             F-4

     Statement of Changes in Stockholders' Equity (Deficit)
         for the Years Ended July 31, 1997 and 1996                     F-5

     Statements of Cash Flows for the
         Years Ended July 31, 1997 and 1996                             F-6

     Notes to Financial Statements                                  F-7 to 16

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders of Flemington Pharmaceutical Corporation


We have audited the balance sheet of Flemington Pharmaceutical Corporation as of July 31, 1997 and the related statements of operations, changes in stockholders' equity and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Flemington Pharmaceutical Corporation at July 31, 1997, and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has had a recent history of recurring losses from operations, giving rise to a stockholders' deficiency through July 31, 1997 and is currently developing pharmaceutical delivery systems which will require substantial financing including collaborative arrangements with pharmaceutical companies to fund anticipated product development costs. Resulting operating losses and negative cash flows from operations are likely to occur until, if ever, profitability can be achieved through successful collaborative arrangements with pharmaceutical companies. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




                                                     WISS & COMPANY, LLP
Woodbridge, New Jersey
September 10, 1997

                      FLEMINGTON PHARMACEUTICAL CORPORATION

                                  BALANCE SHEET
                                  JULY 31, 1997


                                       ASSETS

CURRENT ASSETS:
     Cash                                                                                     $   217,000
     Accounts receivable - trade, less allowance for doubtful accounts of $40,000                 238,000

     Costs and estimated earnings in excess of billings on uncompleted contracts                   12,000

     Prepaid expenses and other current assets                                                      6,000
                                                                                               ----------
         Total Current Assets                                                                                    $   473,000

FURNITURE, FIXTURES AND EQUIPMENT, LESS
    ACCUMULATED DEPRECIATION OF $70,000                                                                               13,000

DEFERRED OFFERING COSTS                                                                                               77,000

DEPOSITS                                                                                                              12,000
                                                                                                                 ------------
                                                                                                                 $   575,000
                                                                                                                 ============
                   LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
    Accounts payable - trade                                                                  $   216,000
    Billings in excess of costs and estimated earnings on uncompleted contracts                   277,000

    Accrued expenses and other current liabilities                                                 19,000
                                                                                              -----------
         Total Current Liabilities                                                                               $   512,000

7% CONVERTIBLE NOTES PAYABLE - STOCKHOLDERS                                                                          300,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):
    Preferred stock, $.01 par value:
       Authorized 1,000,000 shares, none issued
    Common stock, $.01 par value:
       Authorized - 10,000,000 shares
       Issued and outstanding - 2,597,390 shares                                                   26,000
    Additional paid-in capital                                                                    897,000
    Accumulated deficit                                                                        (1,160,000)
                                                                                               -----------
         Total Stockholders' Equity (Deficit)                                                                       (237,000)
                                                                                                                -------------
                                                                                                                 $   575,000
                                                                                                                ==============

See accompanying notes to financial statements.

                      FLEMINGTON PHARMACEUTICAL CORPORATION

                            STATEMENTS OF OPERATIONS


                                                                 Year Ended
                                                                   July 31,
                                                         ----------------------------
                                                           1997             1996
                                                          ------           -------
REVENUES:
     Operating revenues                                 $   915,000       $1,402,000
     Consulting fee (Note 2)                                 -             2,070,000
     Interest income                                         18,000           31,000
                                                        -----------       ----------
                                                            933,000        3,503,000
                                                        -----------       ----------

COSTS AND EXPENSES:
     Operating expenses                                     735,000          819,000
     Product development                                    171,000          172,000
     Consulting fee expenses (Note 2)                         -            1,606,000
     Selling, general and administrative expenses           437,000          410,000
     Interest expense                                         1,000            2,000
                                                        -----------       ----------
                                                          1,344,000        3,009,000
                                                        -----------       ----------

NET INCOME (LOSS)                                          (411,000)         494,000

PRO FORMA ADJUSTMENT:
    Officers' salary                                        200,000          307,000
                                                        -----------      -----------
PRO FORMA NET INCOME (LOSS)                             $  (611,000)     $   187,000
                                                        ===========      ===========
WEIGHTED AVERAGE NUMBER OF COMMON
    SHARES OUTSTANDING                                    4,279,390        4,279,390
                                                        ===========      ===========

PER COMMON SHARE:

    Net income (loss)                                     $    (.10)      $      .12
                                                        ===========      ===========

    Pro forma net income (loss)                           $    (.14)      $      .04
                                                        ===========      ===========

See accompanying notes to financial statements.

                      FLEMINGTON PHARMACEUTICAL CORPORATION

             STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)




                                                 Common Stock
                                         -------------------------                                                    Stockholders'
                                                             Par                  Paid-in          Accumulated           Equity
                                          Shares             Value                Capital            Deficit            (Deficit)
                                         -------            ---------            --------         ------------         ------------
BALANCE, JULY 31, 1994                   2,597,390          $  26,000             $ 850,000         $(1,207,000)         $(331,000)

YEAR ENDED JULY 31, 1995 -
     Net loss                               -                  -                     -                  (36,000)           (36,000)
                                         ---------             ------               -------          ----------           --------

BALANCE, JULY 31, 1995                   2,597,390             26,000               850,000          (1,243,000)          (367,000)

YEAR ENDED JULY 31, 1996 -
     Net income                             -                  -                     -                  494,000            494,000
                                         ---------             ------               -------          ----------           --------

BALANCE, JULY 31, 1996                   2,597,390             26,000               850,000            (749,000)           127,000

YEAR  ENDED JULY 31, 1997

     Options issued for services            -                  -                     47,000              -                  47,000

     Net loss                               -                  -                      -                (411,000)          (411,000)
                                         ---------             ------               -------          ----------           --------

BALANCE, JULY 31, 1997                   2,597,390          $  26,000             $ 897,000         $(1,160,000)       $  (237,000)
                                         =========             ======               =======          ==========           ========

See accompanying notes to financial statements.

                      FLEMINGTON PHARMACEUTICAL CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                                                  Year Ended
                                                                                                    July 31,
                                                                                         ------------------------------
                                                                                          1997                 1996
                                                                                        -----------         ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                                     $  (411,000)       $   494,000
   Adjustments to reconcile net income (loss)
       to net cash flows from operating activities:
     Provision for losses on accounts receivable                                              20,000             -
     Options issued for services                                                              47,000             -
     Depreciation                                                                              6,000              5,000
     Changes in operating assets and liabilities:
       Accounts receivable                                                                   116,000           (184,000)
       Deposits                                                                               18,000              3,000
       Prepaid expenses and other current assets                                               4,000             -
       Costs and estimated earnings in excess of billings
          on uncompleted contracts                                                             6,000            (18,000)
       Accounts payable - trade                                                              (52,000)            38,000
       Billings in excess of costs and estimated earnings on
          uncompleted contracts                                                              105,000             57,000
       Accrued payroll                                                                       (10,000)          (338,000)
       Accrued expenses and other current liabilities                                         54,000             19,000
                                                                                         -----------        -----------
         Net cash flows from operating activities                                            (97,000)            76,000
                                                                                         -----------        -----------
CASH FLOW FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                                                         (9,000)             -
                                                                                         -----------        -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase in deferred offering costs                                                       (77,000)            -
   Proceeds of loans from stockholders                                                       300,000             15,000
   Repayments of stockholder loans                                                           (15,000)              -
                                                                                         -----------        -----------
         Net cash flows from financing activities                                            208,000             15,000
                                                                                         -----------        -----------

NET CHANGE IN CASH                                                                           102,000             91,000

CASH, BEGINNING OF YEAR                                                                      115,000             24,000
                                                                                         -----------        -----------
CASH, END OF YEAR                                                                        $   217,000        $   115,000
                                                                                         ===========        ===========


SUPPLEMENTAL CASH FLOW INFORMATION:
   Interest paid                                                                         $      -           $     2,000
                                                                                         ===========        ===========

   Income taxes paid                                                                     $      -           $        -
                                                                                         ===========        ===========



See accompanying notes to financial statements.

                      FLEMINGTON PHARMACEUTICAL CORPORATION

                          NOTES TO FINANCIAL STATEMENTS



Note 1  -       Nature of the Business and Summary of Significant Accounting
                Policies:

                Nature of the Business - Flemington Pharmaceutical Corporation (the "Company") is engaged in the development of novel pharmaceutical products combining presently marketed drugs with innovative patent-pending oral dosage delivery systems of the Company, designed to enhance and accelerate the onset of the therapeutic benefits which the drugs are intended to produce. Management intends to develop these products in collaboration with pharmaceutical companies having significant existing sales of the pharmaceutical compounds being incorporated into the Company's dosage delivery systems, thereby creating a more effective, and more attractive product.

                The Company has not materially commercialized any of its proposed products and, accordingly, has not generated any material revenue from product sales. Since inception, substantially all of the Company's revenue has been derived from providing consulting services to the pharmaceutical industry. To date, the Company's drug development activities have been largely funded through cash flow generated by its consulting services. Management intends, as its drug development activities intensify, to diminish the significance of the Company's efforts devoted to consulting services.

                Revenues and Costs - Revenues from contract clinical research are recognized on the percentage-of-completion method. Completion is measured by the relationship of total contract costs incurred to total estimated contract costs for each study. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.

                Contract costs consist primarily of fees paid to outside clinics for studies and an allocable portion of the Company's operating expenses. General and administrative costs are charged to expense as incurred.

                Financial Instruments - Financial instruments include cash, accounts receivable, accounts payable, loans from stockholders and accrued expenses. The amounts reported for financial instruments are considered to be reasonable approximations of their fair values, based on market information available to management.

                Furniture, Fixtures and Equipment - Furniture, fixtures and equipment are stated at cost. The Company provides for depreciation using an accelerated method, based upon estimated useful lives of 5 to 7 years for furniture, fixtures and equipment.

                      FLEMINGTON PHARMACEUTICAL CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                Income Taxes - Deferred income taxes result primarily from net operating losses and the differences resulting from reporting on the cash basis of accounting for tax reporting purposes. As a result of these temporary differences, the Company has recorded a deferred tax asset with an offsetting valuation allowance for the same amount.

                Deferred Contribution Profit Sharing Plan - The Company has a 401(K) retirement plan covering substantially all employees. Company contributions are based on the discretion of the Board of Directors. The Company made no contributions for the years ended July 31, 1997 and 1996.

                Deferred Offering Costs - Offering costs have been deferred, pending the outcome of the offering contemplated herein. If the offering is successful, these costs will be charged against additional paid-in capital; otherwise, they will be charged to expense.

                Stock Compensation - Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," requires companies to measure employee stock compensation plans based on the fair value method of accounting. However, the statement allows the alternative of continued use of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," with pro forma disclosure of net income and earnings per share determined as if the fair value based method had been applied in measuring compensation cost. The Company has determined it will continue to apply APB Opinion No. 25 in accounting for its stock options plans. The Company charged $47,000 to operations in accordance with SFAS No. 123 for the year ended July 31, 1997 for options which have been granted, but are due to one of its consultants under an agreement which was executed in May 1997 (See Note 7 for Stock Options). No other compensation cost has been charged to operations during the years ended July 31, 1997 and 1996 related to options, warrants or any other equity instrument.

                      FLEMINGTON PHARMACEUTICAL CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                New Accounting Pronouncements - SFAS No. 128, "Earnings per Share," was issued in February 1997, and is effective for financial statements issued for periods ending after December 15, 1997. SFAS 128 requires that earnings per share be presented more in line with earnings per share standards of other countries. The Company expects to adopt SFAS 128 for the year ending July 31, 1998. The Company has not yet determined the effect of adoption of this new pronouncement on its financial statements.

                Risk Concentrations:

                (a) Major Customers- During the year ended July 31, 1997, the Company had revenue from two customers located in Germany and France of approximately 24% and 23%, respectively, of the Company's total revenue.

                     For the year ended July 31, 1996 the Company completed a one time transaction with a customer located in the United States which represented approximately 60% of the Company's total revenue (see Note 2). During the year ended July 31, 1996, the Company had revenue from two other customers located in France and Germany approximating 14% and 10%, respectively, of the Company's total revenues.

                (b) Accounts Receivable - At July 31, 1997, the Company had unsecured accounts receivable from three customers located in France, Germany and the United Arab Emirates approximating 37%, 36% and 13%, respectively, of the Company's total accounts receivable.

                     The Company has long standing relationships with its principal customers and feels that credit risk associated with these customers is limited. With regard to new customers, the Company receives customer referrals through long standing relationships.

                (c) Significant Employees - All of the Company's consulting and study reporting activities are performed by major stockholders of the Company. As a result, the Company is completely dependent upon these stockholders to continue with these revenue activities.

                (d) Supplier Dependence - The Company believes that certain raw materials, including inactive ingredients, are available only from a limited number of suppliers and that certain packaging materials intended for use in connection with its spray products currently are available only from sole source suppliers. Although the Company does not believe it will encounter difficulties in obtaining inactive ingredients or packaging materials necessary for the manufacture of its products there can be no assurance that the Company will be able to enter into satisfactory purchasing agreements or arrangements, thereby causing a potential significant adverse effect on the Company's ability to arrange for the manufacture of formulated products.

                      FLEMINGTON PHARMACEUTICAL CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


                See "Risk Factors" included elsewhere in this Prospectus for additional information.

                Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                Pro forma Adjustments - An officer's salary, which will be subject to an employment agreement to be effective upon the consummation of the offering contemplated herein, has varied during all periods presented. Accordingly, the pro forma effects of such changes have been reported on the face of the statements of operations.

                Net Income or (Loss) Per Share - Net income (loss) per common share is based upon the weighted average number of outstanding common shares. However, common shares, options and warrants issued after July 31, 1996, with per share prices significantly less than the price of the shares in the offering contemplated herein, have been treated as outstanding for all reported periods.

Note 2  -       Going Concern:

                The Company's financial statements have been presented on the basis that it is a going concern which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has had a recent history of recurring losses from operations through July 31, 1995 and for the year ended July 31, 1997. During the year ended July 31, 1996, the Company completed a non-recurring transaction resulting in a consulting fee of approximately $2,070,000 before related costs and expenses of approximately $1,606,000.

                The Company's continued existence is dependent upon its ability to achieve profitable operations or obtain additional financing. The following represents the Company's principal operating and liquidity problems and management's plans to overcome them.

                Operating Trends and Future Prospects - Substantially all of the Company's revenues, since inception, have been derived from consulting services in connection with product development by various pharmaceutical companies. The Company is presently engaged in the development of pharmaceutical delivery systems. The future growth and profitability of the Company will be principally dependent upon its ability to successfully reach collaborative arrangements with pharmaceutical companies for the joint development of delivery systems and the successful marketing of these delivery systems.

                      FLEMINGTON PHARMACEUTICAL CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                Since 1992, the Company has been increasingly engaged in the development of pharmaceutical delivery systems, none of which, however, have been major contributors to the Company's sales revenue. The Company anticipates that it will incur significant operating expenses during the initial formation, testing and marketing to the pharmaceutical companies, of its delivery systems. The Company anticipates that once a pharmaceutical company enters into a collaborative arrangement with the Company, the costs associated with bringing the final product to market, including, but not limited to, final testing, FDA approval and all marketing costs, will be borne by the pharmaceutical company and not by the Company.

                Recent Financing Activities - The Company's capital requirements have been and will continue to be significant. In the past, the Company has financed its working capital requirements primarily through cash flow generated from operations and loans from stockholders. The Company is dependent on obtaining additional financing to fund its future operations and working capital requirements and is seeking to raise additional capital through the initial public offering contemplated herein. The Company has no other current arrangements with respect to, or sources of, additional financing, and, if the initial public offering is not successful, there can be no assurance that additional financing will be available to the Company on acceptable terms, or at all. In view of the Company's very limited resources, its anticipated expenses and the competitive environment in which the Company operates, any inability to obtain additional financing would severely limit the Company's ability to complete development of its pharmaceutical delivery systems.

Note 3 -        Costs and Estimated Earnings on Uncompleted Contracts:

                The following summarizes those contracts in process which are being reported on the percentage of completion basis:

                                                                    July 31,
                                                                      1997
                                                                   -----------

                Gross Contract Values                                $802,000
                                                                     ========

                Costs incurred on uncompleted contracts              $323,000
                Estimated earnings                                     88,000
                                                                     --------
                                                                      411,000
                Less:  Progress billings and advance
                          deposits to date                            676,000
                                                                     --------
                                                                     $265,000
                                                                     ========
                Included in the accompanying balance sheets
                  under the following captions:
                  Costs and estimated earnings in excess of
                   billings on uncompleted contracts                $ (12,000)
                  Billings in excess of costs and estimated
                   earnings on uncompleted contracts                  277,000
                                                                     --------

                                                                     $265,000
                                                                     ========

                      FLEMINGTON PHARMACEUTICAL CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

Note 4  -       Related Party Transactions:

                Legal Fees - The Company has incurred legal fees with an officer and director of the Company. These fees amount to approximately $53,000 and $6,000 for the years ended July 31, 1997 and 1996, respectively.

                Consulting Fees - During the years ended July 31, 1997 and 1996 the Company incurred consulting fees, with a company having officers, including the consulting company's sole stockholder, who are also directors and principal stockholders of the Company, approximating $15,000 and $563,000, respectively.

Note 5   -      Commitments and Contingencies:

                Employment Agreement - The Company entered into separate employment agreements with its President and Chairman of the Board of Directors for a base annual salary of $200,000 and $150,000, respectively. Each agreement has a base term of three years effective upon the consummation of the public offering contemplated herein. The agreements are thereafter renewable for additional one year periods, unless the Company gives notice to the contrary.

                These agreements also provide for the granting, upon the consummation of this offering, of options to these officers to purchase a total of 600,000 shares, exercisable within a ten year period of the date of issue at an exercise price of $1.84 per share.

                Consulting Agreement - In December 1996, the Company entered into agreement with a consulting company, (the "Consultant"), for assistance in finding suitable business opportunities. The agreement provides for the Company to pay a fee to the Consultant of 10% of the consideration received by the Company from projects identified in the agreement, net of expenses. The agreement also provides for the Company to pay a 5% fee for equity transactions arranged by the Consultant. In addition to the above, the Company issued a warrant to the Consultant to purchase up to 100,000 shares of the Company's common stock at $2.50 per share, with vesting of 20,000 shares upon completion of each successful project. No vesting has occurred through July 31, 1997 pursuant to this agreement.

                Leases - The Company rents office space on a month to month basis. Rent expense for the Company's facilities totalled approximately $19,000 and $20,000, for the years ended July 31, 1997 and 1996, respectively.

                Governmental Regulation - The development, manufacture and commercialization of pharmaceutical products is subject to extensive regulation by various federal and state governmental entities.

                      FLEMINGTON PHARMACEUTICAL CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

Note 6   -      Income Taxes:

                A summary of current and deferred income taxes included in the statements of operations is as follows:

                                                                    Year Ended
                                                                     July 31,
                                                         --------------------------------
                                                            1997                  1996
                                                           ------                -------
Current:
    Federal                                               $      -              $  18,000
    State                                                        -                  5,000
    Benefit of operating loss carryforwards
                                                                 -                (23,000)
                                                          ---------             ---------
                                                                 -                    -
                                                          ---------             ---------
    Deferred:
    Federal                                                      -                    -
    State                                                        -                    -
                                                          ---------             ---------
                                                                 -                    -
                                                          ---------             ---------

                                                           $     -              $     -
                                                           ========             =========


The total income taxes are different than the amounts computed by applying the U.S. statutory federal income tax rate of 34% for the year ended July 31, 1996. The differences are summarized as follows:

    Income tax at statutory rate                                                $ 168,000
    Increase (decrease) resulting from:
      State taxes, net of federal benefit                                           3,000
      Other                                                                         2,000
      Benefit of financial statement operating loss carryforward
                                                                                 (173,000)
                                                                                ---------
    Provision for income taxes                                                  $       -
                                                                                =========
The significant components of the Company's deferred tax asset at July 31, 1997 are summarized as follows:

 Cumulative deduction in excess of revenue under the cash
   basis of accounting for income tax reporting exceeding
   those for financial reporting purposes
                                                                                $ 103,000

 Non-employee compensation pursuant to SFAS 123
                                                                                   19,000

 Net operating loss carryforwards                                                 347,000

                                                                                  469,000

 Valuation allowance                                                             (469,000)
                                                                                ---------
        Net deferred tax asset                                                  $       -
                                                                                =========


                      FLEMINGTON PHARMACEUTICAL CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


                A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. The Company has determined, based on the Company's prior history of recurring losses, that a full valuation allowance is appropriate at July 31, 1996.

                At July 31, 1997, the Company has federal and state net operating loss carryforwards of approximately $867,000 which can be used to offset current and future taxable income through the year 2012.

Note 7  -       Stock Options:

                At July 31, 1997, the Company had two plans to allow for the issuance of stock options and other awards, the 1992 Stock Option Plan (the "1992 Plan") and the 1997 Stock Option Plan (the "1997 Plan").

                The 1992 Plan - In May 1992, the Company adopted the 1992 Plan under which 500,000 shares of common stock were reserved for issuance either as incentive stock options ("ISOs") under the Internal Revenue Code or as non-qualified options. ISOs may be granted to employees and officers of the Company and non-qualified options may be granted to consultants, directors, employees and officers of the Company. Options to purchase the Company's common stock may not be granted at a price less than the fair market value of the common stock on the date of grant and will expire not more than ten years from the date of grant. ISOs' granted to a 10% or more stockholder may not be for less than 110% of fair market value nor for a term of more than five years.

                Information on option activity for the 1992 Plan for the years ended July 31, 1997 and 1996 is as follows:

                                                                                 July 31,
                                                          --------------------------------------------------------
                                                                    1997                           1996
                                                          -----------------------         ------------------------
                                                                        Weighted-                        Weighted-
                                                          Shares         Average          Shares          Average
                                                          Under          Exercise         Under          Exercise
                                                          Option          Price    `      Option           Price
                                                         --------       ----------        --------       ----------

            Balance - beginning of year                      -             $  -               -            $  -

              Options granted (a):
                To 10% or more shareholders (b)           400,000          1.84               -               -
                To others                                  84,500          1.67

              Options exercised                               -               -               -               -

              Options cancelled                            (2,500)         1.67               -               -
                                                          -------         -----             -----          -------
              Balance - end of year                       482,000          1.76               -               -
                                                          -------         -----             -----          -------
              Options exercisable -
                 end of year                              482,000         $1.76               -            $  -
                                                          =======         =====             =====          =======

                (a) The weighted average fair value per option granted during 1997 was $.67 per option.
                (b) Includes 54,348 incentive stock options, and 145,652 nonqualified options, respectively, each issued to the President of the Company and 200,000 non-qualified options issued to its Chairman of the Board, for a total of 400,000 options.

                      FLEMINGTON PHARMACEUTICAL CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                The Company uses the intrinsic value method of accounting to measure compensation expense. If the fair value method had been used to measure compensation expense, net loss would have increased by approximately $324,000 or $.08 per share for the year ended July 31, 1997 to $735,000 or $.18 per share.

                The fair value of options granted in 1997 were estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions, respectively: risk-free interest rates of 5.0%, dividend yield of 0.0%, volatility factors of the expected market price of the Company's Common Stock of 10% and a weighted-average expected life of the options of 9 years.

                The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock is not traded publicly, the employee stock options have characteristics significantly different from those of normal publicly traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                The 1997 Plan - In January 1997, the Company's Board of Directors adopted the 1997 Plan, providing for the issuance of options to employees, officers and under certain circumstances, directors of and consultants to the Company. Options granted under the plan may be either incentive stock options as defined in the Internal Revenue Code or non-qualified stock options. The total number of shares of common stock reserved and available under the plan shall be 500,000 shares. No options were granted under the 1997 Plan through July 31, 1997. In May 1997, the Company issued an option to a consultant to purchase an aggregate of 200,000 shares of the Company's common stock at an exercise price of the lesser of $5.00 per share or the exercise price of the warrants as offered in the offering contemplated herein. The option is exercisable commencing February 1998 and expires in April 2002.

                See Note 5 for options and warrants relating to Employment and Consulting Agreements.

Note 8   -      Stockholders' Equity (Deficit):

                Preferred Stock - The Company's Certificate of Incorporation authorizes the issuance of up to 1,000,000 shares of Preferred Stock. None of such Preferred Stock has been designated or issued to date. The Board of Directors is authorized to issue shares of Preferred Stock from time to time in one or more series and to establish and designate any such series and to fix the number of shares and the relative conversion rights, voting rights, terms of redemption and liquidation.

                      FLEMINGTON PHARMACEUTICAL CORPORATION

                          NOTES TO FINANCIAL STATEMENTS


                Bridge Financing - In July 1997, the Company borrowed an aggregate of $300,000, at an interest rate of 7% per annum, from two of its officer shareholders, who financed this loan with proceeds realized upon the private sale of 600,000 shares of their common stock in the Company. The loan matures in October 1998 and is evidenced by certain notes which are convertible into 600,000 shares of the Company's common stock upon the consummation of the offering contemplated herein.

==============================================================================

         No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Underwriter. This Prospectus does not constitute as offer to sell or a solicitation of any offer to buy any security by any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that the information in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

                                   -----------

                               TABLE OF CONTENTS
                                                               Page
Prospectus Summary.......................................
The Company..............................................
Risk Factors.............................................
Use of Proceeds ..........................................
Dilution..................................................
Dividend Policy ..........................................
Capitalization ...........................................
Selected Financial Data ..................................
Management's Discussion and Analysis of
  Financial Condition and Results of Operations...........
Business..................................................
Management...............................................
Principal Stockholders ..................................
Certain Transactions......................................
Description of Units ....................................
Shares Eligible for Future Sale .........................
Underwriting ............................................
Legal Matters ...........................................
Experts .................................................
Available Information ...................................
Index to Financial Statements ...........................       F-1


                                  ------------
       Until   , 1997 (25 days after the date of this Prospectus), all dealers effecting transactions in the registered securities, whether or nor participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

===============================================================================

                                     [LOGO]




                                   FLEMINGTON
                                 PHARMACEUTICAL
                                   CORPORATION




                      625,000 Units consisting of 1,250,000
                      Shares of Common Stock and 1,250,000
                     Class A Common Stock Purchase Warrants





                         ------------------------------
                                   PROSPECTUS
                         ------------------------------




                                  MONROE PARKER
                                SECURITIES, INC.





                              _______________, 1997





==============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         Section 14A:3-5(2) of the Business Corporation Act of the State of New Jersey (the "Business Corporation Act") provides, in general, that a corporation shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not in itself create a presumption that such corporate agent did meet the applicable standards of conduct set forth in paragraphs (a) and (b) above.

         Section 14A:3-5(3) of the Business Corporation Act provides, in general, that a corporation shall have power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason for his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

         Section 14A:3-5(4) of the Business Corporation Act provides, in general, that a corporation shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

         Section 14A:3-5(9) of the Business Corporation Act provides, in general, that a corporation shall have power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provision of this section.

         The Business Corporation Act also provides that a corporation's certificate of incorporation may provide that a director or officer shall not be personally liable, or shall be liable only to the extent therein provided, to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholder, except that such provision shall not relieve a director from liability for any breach of duty based upon an act or omission
(a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or
(c) resulting in receipt by such person of an improper personal benefit.

         The Company's by-laws and Certificate of Incorporation provide that the Company will indemnify its officers, directors, employees and agents to the fullest extent permitted by the Business Corporation Act.

         The Company's Certificate of Incorporation eliminates the personal liability of the directors to the fullest extent permitted by the Business Corporation Law.

         Reference is made to Section of the Form of Underwriting Agreement (Exhibit 1.1 ).

Item 25.  Other Expenses of Issuance and Distribution.

         The following is an itemized statement of the estimated expenses to be incurred by the Registrant in connection with this offering (excluding the Underwriter's non-accountable expense allowance):


SEC registration fee........................................      $4,139.57
NASD filing fee.............................................       1,807.32
Boston Stock Exchange listing fee ..........................      15,000.00
Nasdaq SmallCap listing fee ................................      15,000.00
Blue Sky fees and expenses .................................      20,000.00
Legal fees and expenses.....................................      75,000.00
Printing Fees...............................................      75,000.00
Accounting fees and expenses................................      35,000.00
Transfer Agent's fees and expenses..........................       5,000.00
Miscellaneous expenses                                             4,053.11
                                                                -----------
         Total..............................................    $250,000.00
                                                                ===========

Item 26.  Recent Sales of Unregistered Securities.

         Within the past three years, the Registrant sold the following securities, to the persons listed below without registration under the Securities Act of 1933, as amended (the "Act").

The Bridge Financing

         In July 1997, the Company borrowed an aggregate of $300,000 from Messrs. Moroney and Dugger, who financed this loan with proceeds realized upon the private sale of a portion of their holdings of Common Stock, 450,000 and 150,000 shares were sold, respectively. This loan is evidenced by certain convertible subordinated notes due September 30, 1998 bearing an interest rate of 7%. These notes are convertible at the option of the holders into Common Stock at a conversion price of $.50 per share, the same price at which Messrs. Dugger and Moroney sold their shares. While the terms of the notes do not require them to be converted into Common Stock, the Company has been advised by each of the holders that they will exercise this conversion right after the closing of this offering.

         The notes were sold for cash and offers and sales were made in reliance on Section 4(2) of the Act.

         In connection with the transaction described above, no general advertisement or solicitation of offerees was made and all purchasers signed and delivered to the Registrant agreements wherein they represented, among other things, that the securities would be held for their own account, for investment only and not with a view to the distribution thereof. The certificates representing such securities bear legends restricting transferability in transactions not registered under the Act, and the Registrant's records bear stop transfer restrictions with respect thereto.

Item 27.  Exhibits.


Number         Description
------         ------------
1.1      -     (1) Form of Underwriting Agreement
1.2      -     (1) Form of Selected Dealers' Agreement
1.3      -     (2) Financial Consulting Agreement
3.1      -     (2) Certificate of Incorporation of the Registrant, as amended
3.2      -     (2) By-Laws of the Registrant, as amended
4.1      -     (1) Form of Warrant Agreement
4.2      -      *  Form of Common Stock Certificate
4.3            (1) Form of Class A Warrant Certificate
4.4      -     (1) Form of Underwriter's Option Agreement
5.1      -     (1) Opinion of Reed Smith Shaw & McClay LLP



Number         Description
------         ------------
10.1     -     (2) Employment Agreement with Harry A. Dugger, III, Ph.D.
10.2     -     (1) Employment Agreement with John J. Moroney
10.3     -     (2) Agreement dated December 7, 1996 between the Registrant and Altana, Inc.
10.4     -     (2) Agreement dated December 19, 1996 between the Registrant and Sandoz
                   Pharmaceuticals
10.5     -     (2) Registrant's 1992 Stock Option Plan
10.6     -     (1) Form of Option Agreement under 1992 Stock Option Plan
10.7     -     (2) Registrant's 1997 Stock Option Plan
10.8     -     (1) Form of Option Agreement under 1997 Stock Option Plan
10.9     -     (2) Agreement with Rapid Spray (Clemastine) dated June 2, 1992
10.10    -     (2) Agreement with Rapid Spray (Nitroglycerin) dated June 2, 1992
10.11          (1) Agreement with Creative Technologies, Inc. dated December 26, 1996
11.1     -     (1) Computation of earnings per share
23.1     -     (1) Consent of Wiss & Company, LLP (included on page II-7)
23.2     -     (1) Consent of Reed Smith Shaw & McClay LLP (included in Exhibit 5.1)
27.1     -     (1) Financial Data Schedule - Fiscal Years Ended 1996 and 1997

--------
(1) Filed herewith.
(2) Filed as an exhibit to the Registration Statement (No.333-33201) on August 8, 1997.

Item 28.  Undertakings.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; and

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes to provide to the Underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriter to permit prompt delivery to each purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under
Item 24, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of a Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 496(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective.

         For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        SIGNATURES AND POWERS OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Pre-effective Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Newark, State of New Jersey on October 3, 1997.

                          FLEMINGTON PHARMACEUTICAL CORPORATION


                          By:_______________________________________
                              Harry A. Dugger, III, Ph.D., President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Harry A. Dugger, III and John J. Moroney true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibit thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Pre-effective Amendment No.1 to the Registration Statement on Form SB-2 has been signed by the following persons in the capacities and on the dates indicated.


          Name                                        Title                                   Signature
-----------------------                     -------------------------                     -------------------

           *
---------------------------                President, Chief Executive Officer and             October 3, 1997
Harry A. Dugger, III, Ph.D.                Chief Financial Officer
                                           (Principal Financial/Accounting and
                                           Executive Officer)
           *
---------------------------
John J. Moroney                            Chairman of the Board                              October 3, 1997

           *
---------------------------
Robert F. Schaul                           Secretary and Director                             October 3, 1997

           *
---------------------------
Jean Marc Maurette                         Director                                           October 3, 1997

           *
---------------------------
Jack R. Kornreich                          Director                                           October 3, 1997

           *
---------------------------
John R. Toedtman                           Director                                           October 3, 1997

           *
---------------------------
Harry A. Dugger, III
Attorney-in-Fact

                         CONSENT OF INDEPENDENT AUDITORS

                  We hereby consent to the use in this Prospectus constituting part of the Registration Statement on Form SB-2 of our report dated September 10, 1997 relating to the financial statements of Flemington Pharmaceutical Corporation which appears in such Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.



                                                     WISS & COMPANY, LLP

Woodbridge, New Jersey

October 3, 1997

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Pre-effective Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Newark, State of New Jersey on October 3, 1997.



                       FLEMINGTON PHARMACEUTICAL CORPORATION


                       By: /s/ Harry A. Dugger, III
                          -------------------------------------------
                              Harry A. Dugger, III, Ph.D., President



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   Name                                       Title                                  Signature
                   ----                                       -----                                  ---------
 Harry A. Dugger, III, Ph.D.                President, Chief Executive Officer and          /s/ Harry A. Dugger, III
 October 3, 1997                            Chief Financial Officer (Principal
                                            Financial/Accounting and Executive
                                            Officer)
 John J. Moroney
 October 3, 1997                            Chairman of the Board                           */s/ John J. Moroney

 Robert F. Schaul                           Secretary and Director                          */s/ Robert F. Schaul
 October 3, 1997
 Jean Marc Maurette                         Director                                        */s/ Jean Marc Maurette
 October 3, 1997
 Jack R. Kornreich                          Director                                        */s/ Jack R. Kornreich
 October 3, 1997
 John R. Toedtman                           Director                                        */s/ John R. Toedtman
 October 3, 1997

                                                                                        *By: /s/ Harry A. Dugger, III

                                                                                              Harry A. Dugger, III
                                                                                                 Attorney-in-Fact

                                 EXHIBIT INDEX

Number         Description
------         ------------
1.1      -     (1) Form of Underwriting Agreement
1.2      -     (1) Form of Selected Dealers' Agreement
1.3      -     (1) Financial Consulting Agreement
3.1      -     (2) Certificate of Incorporation of the Registrant, as amended
3.2      -     (2) By-Laws of the Registrant, as amended
4.1      -     (1) Form of Warrant Agreement
4.2      -         Form of Common Stock Certificate
4.3            (1) Form of Class A Warrant Certificate
4.4      -     (1) Form of Underwriter's Option Agreement
5.1      -     (1) Opinion of Reed Smith Shaw & McClay LLP
10.1     -     (2) Employment Agreement with Harry A. Dugger, III, Ph.D.
10.2     -     (1) Employment Agreement with John J. Moroney
10.3     -     (2) Agreement dated December 7, 1996 between the Registrant and Altana, Inc.
10.4     -     (2) Agreement dated December 19, 1996 between the Registrant and Sandoz
                   Pharmaceuticals
10.5     -     (2) Registrant's 1992 Stock Option Plan
10.6     -     (1) Form of Option Agreement under 1992 Stock Option Plan
10.7     -     (2) Registrant's 1997 Stock Option Plan
10.8     -     (1) Form of Option Agreement under 1997 Stock Option Plan
10.9     -     (2) Agreement with Rapid Spray (Clemastine) dated June 2, 1992
10.10    -     (2) Agreement with Rapid Spray (Nitroglycerin) dated June 2, 1992
10.11          (1) Agreement with Creative Technologies, Inc. dated December 26, 1996
11.1     -     (1) Computation of earnings per share
23.1     -     (1) Consent of Wiss & Company, LLP (included on page II-7)
23.2     -     (1) Consent of Reed Smith Shaw & McClay LLP (included in Exhibit 5.1)
27.1     -     (1) Financial Data Schedule - Fiscal Years Ended 1996 and 1997


--------
(1) Filed herewith.
(2) Filed as an exhibit to the Registration Statement (No.333-33201) on August 8, 1997.